Filed pursuant to Rule 424(b)(2)
Registration No. 333-224523

The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the attached prospectus supplement and prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Preliminary Pricing Supplement dated March 17, 2020

Pricing Supplement No. (To Prospectus dated June 29, 2018 and Prospectus Supplement dated June 29, 2018) March , 2020

Medium-Term Notes, Series N

$             % Fixed/Floating Rate Senior Notes, due March 20

This pricing supplement describes one or more series of our senior notes that will be issued under our Medium-Term Note Program, Series N.

The notes mature on March    , 20    . We will pay interest on the notes (a) from, and including, March     , 2020 to, but excluding, March     , 20    , at a fixed rate of     % per annum, payable semi-annually, and (b) from, and including, March     , 20     to, but excluding, the maturity date, at a floating rate per annum initially equal to three-month U.S. dollar LIBOR plus a spread of     %, payable quarterly.

The determination provisions for three-month U.S. dollar LIBOR are being modified. See page PS-10.

It is highly likely that a Benchmark Transition Event and related Benchmark Replacement Date will occur with respect to three-month U.S. dollar LIBOR after 2021, prior to the commencement of the Floating Rate Period (as each term is defined in this pricing supplement). If a Benchmark Transition Event and related Benchmark Replacement Date so occur, then interest on the notes during the Floating Rate Period will be determined not by reference to three-month U.S. dollar LIBOR but instead by reference to a Benchmark Replacement (as defined in this pricing supplement). See “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date” and “Additional Risk Factors Relating to the Notes” in this pricing supplement for more information.

We will have the option to redeem the notes prior to the stated maturity as described in this pricing supplement under the heading “Specific Terms of the Notes—Optional Redemption.”

The notes are unsecured and rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. We do not intend to list the notes on any securities exchange.

Investing in the notes involves risks. For an explanation of some of these risks, see “Risk Factors” beginning on page S-5 of the attached prospectus supplement, “Risk Factors” beginning on page 9 of the attached prospectus and “Additional Risk Factors Relating to the Notes” beginning on page PS-2 of this pricing supplement.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of the notes or passed upon the adequacy or accuracy of this pricing supplement, the attached prospectus supplement, or the attached prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public Offering Price		%	$
Selling Agents’ Commission		%	$

Proceeds (before expenses)		%	$

We expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company on March     , 2020.

Sole Book-Runner

BofA Securities

ADDITIONAL RISK FACTORS RELATING TO THE NOTES

Your investment in the notes is subject to risks, including those discussed below and in the sections entitled “Risk Factors” beginning on page S-5 of the attached prospectus supplement and on page 9 of the attached prospectus and in the documents incorporated by reference in the attached prospectus. Capitalized or other defined terms used, but not defined, in this section of the pricing supplement have the respective meanings as are given to them in other sections of this pricing supplement or in the attached prospectus supplement or attached prospectus, as applicable.

Risks Relating to LIBOR and a Benchmark Transition Event

The following discussion of risks should be read together with the benchmark transition provisions under “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date” below, which define and further describe a number of terms and concepts referred to below.

Interest on the notes during the Floating Rate Period will be calculated using a different reference rate if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to three-month U.S. dollar LIBOR, and the selection of a Benchmark Replacement could adversely affect the return on, value of or market for the notes.

The U.K. Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. This announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR.

As a result, after 2021 and prior to the commencement of the Floating Rate Period, it is highly likely that a Benchmark Transition Event and related Benchmark Replacement Date will occur with respect to three-month U.S. dollar LIBOR. In such case, interest on the notes during the Floating Rate Period will no longer be determined by reference to three-month U.S. dollar LIBOR, but instead will be determined by reference to the applicable Benchmark Replacement that we or our designee (which may be our affiliate), after consulting with us, determines in accordance with the benchmark transition provisions described below under “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date.”

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee (which may be our affiliate), after consulting with us, in connection with a Benchmark Replacement with respect to the notes in accordance with the benchmark transition provisions, including with respect to Benchmark Replacement Conforming Changes, could adversely affect the rate of interest on the notes during the Floating Rate Period, which could adversely affect the return on, value of and market for the notes.

The Benchmark Replacement may not be a suitable replacement for three-month U.S. dollar LIBOR.

The terms of the notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on the notes during the Floating Rate Period if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to three-month U.S. dollar LIBOR and the Interpolated Benchmark cannot be determined. The first alternative rate in the waterfall is Term SOFR, a forward-looking rate which will be based on SOFR. However, Term SOFR does not exist as of the date of this pricing supplement, and there is no assurance that the development of Term SOFR will be completed or, if completed, will be recommended or selected by the Relevant Governmental Body prior to a Benchmark Transition Event and related Benchmark Replacement Date with respect to three-month U.S. dollar LIBOR. Even if Term SOFR is developed, it is unclear whether it will be a suitable replacement or successor for three-month U.S. dollar LIBOR. Assuming Term SOFR does not exist at the time of a Benchmark Transition Event and related Benchmark Replacement Date, the second alternative rate in the waterfall is Compounded SOFR. Compounded SOFR is the compounded average of daily SOFRs that we expect will be calculated in arrears, while three-month U.S. dollar LIBOR is a forward-looking rate. However, there currently is no uniform market convention with respect to the calculation of Compounded SOFR. Uncertainty with respect to market conventions related to the calculation of Term SOFR and Compounded SOFR and whether either alternative reference rate is a suitable replacement or successor for three-month U.S. dollar LIBOR may adversely affect the return on, value of and market for the notes.

The additional alternative rates referenced in the definition of “Benchmark Replacement” set forth below under “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date” also are uncertain. In particular, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions at the time of a Benchmark Transition Event and related Benchmark Replacement Date, has not been established as of the date of this pricing supplement. Even after the ISDA Fallback Rate is initially determined, the ISDA Definitions and the ISDA Fallback Rate may change over time. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee (which may be our affiliate), after consulting with us, will determine the Benchmark Replacement that will apply to the notes during the Floating Rate Period. The substitution of a Benchmark Replacement for three-month U.S. dollar LIBOR may adversely affect the return on, value of and market for the notes.

Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to those of three-month U.S. dollar LIBOR, or that any Benchmark Replacement will produce the economic equivalent of three-month U.S. dollar LIBOR as a reference rate for interest on the notes during the Floating Rate Period. Although the benchmark transition provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to attempt to make the Unadjusted Benchmark Replacement more comparable to three-month U.S. dollar LIBOR, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to three-month U.S. dollar LIBOR. In particular, the Benchmark Replacement Adjustment is expected to be a one-time adjustment, and such adjustment above the applicable Unadjusted Benchmark Replacement is not expected to respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on the notes during the Floating Rate Period may be determined by reference to a Benchmark Replacement even if three-month U.S. dollar LIBOR continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to three-month U.S. dollar LIBOR, the rate of interest on the notes during the Floating Rate Period will thereafter be determined by reference to the applicable Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of three-month U.S. dollar LIBOR announcing that three-month U.S. dollar LIBOR is no longer representative. The rate of interest on the notes may therefore cease to be determined by reference to three-month U.S. dollar LIBOR, and instead be determined by reference to a Benchmark Replacement, even if three-month U.S. dollar LIBOR continues to be published. Such replacement rate may be lower than three-month U.S. dollar LIBOR for so long as three-month U.S. dollar LIBOR continues to be published, and the return on, value of and market for the notes may be adversely affected.

We or our designee (after consulting with us) will make determinations with respect to the notes that could affect the return on, value of and market for the notes.

We or our designee (which may be our affiliate), after consulting with us, will make certain determinations with respect to the notes as further described in this pricing supplement that may adversely affect the value of and return on the notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to three-month U.S. dollar LIBOR, we or our designee (which may be our affiliate), after consulting with us, will determine the Benchmark Replacement and the Benchmark Replacement Adjustment, and will make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods, the timing and frequency of determining the interest rate and making interest payments and other administrative matters, in connection with the applicable Benchmark Replacement as described below under “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date.”

Any determination, decision or election made by us or our designee, including pursuant to the benchmark transition provisions set forth in this pricing supplement, will, if made by us, be made in our sole discretion and, if made by our designee, be made after consultation with us and, in each case, will become effective without consent from the holders of the notes or any other party. We may designate an entity to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth in this pricing supplement. Any designee that we may appoint in connection with these determinations, decisions or elections may be our affiliate and/or a calculation agent.

Certain determinations, decisions and elections with respect to the Benchmark Replacement and any Benchmark Replacement Conforming Changes, or the occurrence or non-occurrence of a Benchmark Transition Event, may require the exercise of discretion and the making of subjective judgments by us or our designee. In making these potentially subjective determinations, decisions and elections, we or our designee may have economic interests that are adverse to your interests, and such determinations, decisions and elections may adversely affect the return on, value of and market for the notes. When performing such functions, potential conflicts of interest may exist between us or our designee and holders of the notes. Because it is highly likely that a Benchmark Transition Event and related Benchmark Replacement Date will occur with respect to three-month U.S. dollar LIBOR, we or our designee is likely to exercise more discretion in respect of calculating interest payable on the notes during the Floating Rate Period than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date.

Interest on the notes during the Floating Rate Period will be calculated using alternative methods if three-month U.S. dollar LIBOR is not quoted on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

If three-month U.S. dollar LIBOR is not quoted on the Reuters screen page as described in this pricing supplement on a relevant Interest Determination Date (but a Benchmark Transition Event and related Benchmark Replacement Date have not occurred), three-month U.S. dollar LIBOR will be determined using the applicable alternative method described below under the heading “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Three-Month U.S. Dollar LIBOR.” In such case, the final alternative method for determining three-month U.S. dollar LIBOR is to use three-month U.S. dollar LIBOR as in effect for the then-current interest period or, in the case of the first interest period during the Floating Rate Period for the notes, the most recent such rate that could have been determined by reference to the Reuters screen page, as described in this pricing supplement.

We or our affiliates may publish research that could affect the market value of the notes.

We or one or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally, or the U.S. dollar LIBOR transition or SOFR specifically. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

Risks Relating to the Secured Overnight Financing Rate

The following discussion of risks should be read together with the benchmark transition provisions set forth under “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a

Benchmark Transition Event and Related Benchmark Replacement Date” below, which define and further describe a number of terms and concepts referred to below. Under the benchmark transition provisions, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to three-month U.S. dollar LIBOR and the Interpolated Benchmark with respect to three-month U.S. dollar LIBOR cannot be determined, then the rate of interest on the notes during the Floating Rate Period will be determined based on SOFR unless a Benchmark Transition Event and related Benchmark Replacement Date also occur with respect to the Benchmark Replacements based on SOFR, in which case the rate of interest on the notes during the Floating Rate Period will be based on the next-available Benchmark Replacement. In the following discussion of risks relating to SOFR, references to the notes mean the notes at any time when the rate of interest on such notes is or will be determined based on SOFR.

The composition and characteristics of SOFR are not the same as those of three-month U.S. dollar LIBOR, and SOFR is not expected to be a comparable substitute, successor or replacement for three-month U.S. dollar LIBOR.

In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of three-month U.S. dollar LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of three-month U.S. dollar LIBOR. While SOFR is a secured rate, three-month U.S. dollar LIBOR is an unsecured rate. And, while SOFR currently is an overnight rate only, three-month U.S. dollar LIBOR is a forward-looking rate that represents interbank funding for three months.

As a result, there can be no assurance that SOFR will perform in the same way as three-month U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, SOFR is not expected to be a comparable substitute, successor or replacement for three-month U.S. dollar LIBOR.

SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance.

The publication of SOFR began in April 2018, and, therefore, it has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative SOFR data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data has been released by the Federal Reserve Bank of New York (the “FRBNY”), production of such historical indicative SOFR data inherently involves assumptions, estimates and approximations. No future performance of SOFR may be inferred from any of the historical actual or historical indicative SOFR data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as three-month U.S. dollar LIBOR. In addition, although changes in Term SOFR and Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on, value of and market for the notes during the Floating Rate Period may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

Any failure of SOFR to gain market acceptance could adversely affect the notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the notes and the price at which investors can sell the notes in the secondary market.

The secondary trading market for floating rate securities with rates based on SOFR may be limited.

If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the notes, the trading price of the notes may be lower than those of debt securities with interest rates that are based on rates that are more widely used. Similarly, market terms for debt securities with rates that are based on SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions or manner of compounding the reference rate (if applicable), may evolve over time, and as a result, trading prices of the notes may be lower than those of later-issued debt securities that are based on SOFR. Investors in the notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued, and the selection of a Benchmark Replacement could adversely affect the return on, value of or market for the notes during the Floating Rate Period.

SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the notes, which may adversely affect the trading prices of the notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. For purposes of the formula used to calculate the rate of interest during the Floating Rate Period, SOFR in respect of a particular date will not be adjusted for any modifications or amendments to SOFR data that the administrator of SOFR may publish after the rate of interest for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and any Benchmark Replacement Conforming Changes.

At any time when the Benchmark with respect to the notes during the Floating Rate Period is Term SOFR or Compounded SOFR, if we or our designee (which may be our affiliate), after consulting with us, determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to Term SOFR or Compounded SOFR, as applicable, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes. If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. or any successor thereto (“ISDA”) or (iii) in certain circumstances, us or our designee (which may be our affiliate), after consulting with us.

In addition, the terms of the notes expressly authorize us, or our designee (which may be our affiliate), after consulting with us, in connection with a Benchmark Replacement to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining the rate of interest and making interest payments and other administrative matters. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for the notes.

Further, (i) the composition and characteristics of any Benchmark Replacement in respect of Term SOFR or Compounded SOFR, as applicable, will not be the same as those of the Term SOFR or Compounded SOFR, as applicable, the Benchmark Replacement will not be the economic equivalent of Term SOFR or Compounded SOFR, as applicable, there can be no assurance that the Benchmark Replacement will perform in the same way as Term SOFR or Compounded SOFR, as applicable, would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Term SOFR or Compounded SOFR, as applicable (each of which means that a Benchmark Transition Event could adversely affect the return on, value of and market for the notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iv) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of the notes in doing so.

SPECIFIC TERMS OF THE NOTES

The following descriptions of certain specific terms of the notes supplement, and should be read together with, the description of our Medium-Term Notes, Series N included in the attached prospectus supplement dated June 29, 2018, and the general description of our debt securities included in “Description of Debt Securities” in the attached prospectus also dated June 29, 2018. If there is any inconsistency or conflict between the information in this pricing supplement and in the attached prospectus supplement or the attached prospectus, the information in this pricing supplement will govern and control. Capitalized or other defined terms used, but not defined, in this pricing supplement have the same meanings as are given to them in the attached prospectus supplement or in the attached prospectus, as applicable.

It is highly likely that a Benchmark Transition Event and related Benchmark Replacement Date will occur with respect to three-month U.S. dollar LIBOR after 2021, prior to commencement of the Floating Rate Period. If a Benchmark Transition Event and related Benchmark Replacement Date so occur, then interest on the notes during the Floating Rate Period will be determined not by reference to three-month U.S. dollar LIBOR but instead by reference to a Benchmark Replacement, and, in connection with the implementation of the applicable Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right from time to time to make Benchmark Replacement Conforming Changes as set forth in this pricing supplement under the heading “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date.”

• Title of the Series:	% Fixed/Floating Rate Senior Notes, due March 20

• Aggregate Principal Amount Initially Being Issued:	$

• Issue Date:	March , 2020

• CUSIP No.:

• ISIN:

• Maturity Date:	March , 20

• Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000

• Ranking:	Senior

• Fixed Rate Coupon:	% payable semi-annually in arrears from, and including, the Issue Date to, but excluding, March , 20 (the “Fixed Rate Period”).

• Floating Rate Coupon:	Base Rate plus the Spread, payable quarterly in arrears from, and including, March , 20 to, but excluding, the Maturity Date (the “Floating Rate Period”).

• Base Rate:	LIBOR

• Index Maturity:	Three months

• Index Currency:	U.S. dollars

• Designated LIBOR Page:	Reuters Page LIBOR01

• Spread:	basis points

• Interest Payment Dates and Interest Reset Dates during the Floating Rate Period:	During the Fixed Rate Period, March and September of each year, beginning September , 2020 and ending March , 20 , subject to the following unadjusted business day convention. During the Floating Rate Period, each of June , 20 , September , 20 , December , 20 and March , 20 , subject to adjustment in accordance with the modified following business day convention (adjusted). Each Interest Payment Date during the Floating Rate Period also will be an Interest Reset Date.

• Interest Determination Dates during the Floating Rate Period:	Second London banking day prior to the applicable Interest Reset Date.

• Day Count Convention:	30/360 during the Fixed Rate Period; Actual/360 during the Floating Rate Period

• Optional Redemption:	We will have the option to redeem the notes, in whole at any time or in part from time to time, on or after September , 2020 (or, if additional notes are issued after March , 2020, beginning six months after the issue date of such additional notes), and prior to March , 20 , at the applicable “make-whole” redemption price for the notes described below under the heading “—Optional Redemption.” We also will have the option to redeem the notes: (a) in whole, but not in part, on March , 20 , or (b) in whole at any time or in part from time to time, on or after February , 20 and prior to the Maturity Date, in each case at 100% of the principal amount of the notes being redeemed. If we redeem any notes, we also will pay accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

• Record Dates for Interest Payments:	For book-entry only notes, one business day prior to the applicable Interest Payment Date. If the notes are not held in book-entry only form, the record dates will be the fifteenth calendar day preceding the applicable Interest Payment Date as originally scheduled to occur.

• Repayment at Option of Holder:	None

• Listing:	None

• Calculation Agent:	For purposes of calculating the rate of interest on the notes during the Floating Rate Period, we have entered into an agreement with The Bank of New York Mellon Trust Company, N.A. to act as calculation agent. We may remove the calculation agent at any time, and we may appoint a replacement calculation agent, which may be an affiliate of ours, without your consent and without notifying you of the change.

• Further Issuances:	We have the ability to “reopen,” or increase after the Issue Date, the aggregate principal amount of the notes initially being issued without notice to the holders of existing notes by selling additional notes having the same terms, provided that such additional notes shall be fungible for U.S. federal income tax purposes. However, any new notes of this kind may have a different offering price and may begin to bear interest on a different date.

Interest on the Notes during the Floating Rate Period

Prior to the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date with respect to three-month U.S. dollar LIBOR, the notes during the Floating Rate Period will bear interest at a rate determined by reference to three-month U.S. dollar LIBOR as described below under the heading “—Three-Month U.S. Dollar LIBOR.” With respect to such interest rate determination, such description will supersede and replace the description in the attached prospectus under the heading “Description of Debt Securities—Floating-Rate Notes—LIBOR Notes.” Except as so superseded and replaced, the terms and provisions of the notes described in the attached prospectus under the heading “Description of Debt Securities—Floating-Rate Notes” will be applicable in connection with such interest rate determination. Following the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date, in connection with the implementation of the applicable Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right from time to time to make Benchmark Replacement Conforming Changes as set forth in this pricing supplement under the heading “Specific Terms of the Notes—Interest on the Notes during the Floating Rate Period—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date,” which Benchmark Replacement and Benchmark Replacement Conforming Changes will further supersede and replace certain terms and provisions of the notes described in the attached prospectus under the heading “Description of Debt Securities—Floating-Rate Notes.”

Three-Month U.S. Dollar LIBOR

For any Interest Determination Date, the term “three-month U.S. dollar LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period commencing on the first date of the applicable interest period, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant Interest Determination Date. If no such offered rate appears on Reuters screen page “LIBOR01” on the relevant Interest Determination Date at approximately 11:00 a.m., London time, then we will select and identify to the calculation agent four major banks in the London interbank market, and the calculation agent will request each such bank to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 commencing on the first day of the interest period relating to such Interest Determination Date are offered by it to prime banks in the London interbank market, at approximately 11:00 a.m. London time, on that Interest Determination Date. If at least two quotations are provided, the calculation agent will determine three-month U.S. dollar LIBOR as the arithmetic average (rounded upward if necessary to the nearest .00001%) of the quotations provided. If fewer than two quotations are provided, we will select and identify to the calculation agent three major banks in New York City, and the calculation agent will request each of such banks to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable interest period in an amount of at least $1,000,000 commencing on the first day of the interest period relating to such Interest Determination Date. If three quotations are provided, the calculation agent will determine three-month U.S. dollar LIBOR as the arithmetic average of the quotations provided. Otherwise, three-month U.S. dollar LIBOR for the applicable interest period will be equal to three-month U.S. dollar LIBOR in effect for the then-current interest period or, in the case of the first interest period during the Floating Rate

Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the interest rate been a floating rate during the Fixed Rate Period.

Notwithstanding the foregoing paragraph, if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below) have occurred with respect to three-month U.S. dollar LIBOR, then the provisions set forth below under the heading “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the notes during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the notes during the Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement (as defined below) plus the spread of                  basis points.

Effect of a Benchmark Transition Event and Related Benchmark Replacement Date

Benchmark Replacement. If we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for the notes, the applicable Benchmark Replacement will replace the then-current Benchmark for the notes for all purposes relating to the notes during the Floating Rate Period in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee (which may be one of our affiliates) pursuant to the benchmark transition provisions set forth herein, and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and our designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in the 2018 Senior Indenture or the notes, shall become effective without consent from the holders of the notes or any other party.

The calculation agent shall have no liability for not making any determination, decision or election pursuant to the benchmark transition provisions. We may designate an entity (which entity may be a calculation agent and/or our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth in this pricing supplement.

Certain Defined Terms. As used in this pricing supplement with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, three-month U.S. dollar LIBOR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to three-month U.S. dollar LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark (if applicable), plus the Benchmark Replacement Adjustment for such Benchmark (if applicable); provided that if the calculation agent (after consulting with us) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (which may be our affiliate), after consulting with us, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (which may be our affiliate), after consulting with us, giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, changes to (1) any Interest Determination Date, Interest Payment Date, Interest Reset Date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the notes during the Floating Rate Period and the conventions relating to such determination and calculations with respect to interest, (3) the timing and frequency of making interest payments, (4) rounding conventions, (5) tenors and (6) any other terms or provisions of the notes during the Floating Rate Period, in each case that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee (which may be our affiliate), after consulting with us, decides that implementation of any portion of such market practice is not administratively feasible or if we or our designee (which may be our affiliate), after consulting with us, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (which may be our affiliate), after consulting with us, determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us or our designee (which may be our affiliate), after consulting with us, in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, we or our designee (which may be our affiliate), after consulting with us, determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee (which may be our affiliate), after consulting with us, giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this pricing supplement and is not incorporated in this pricing supplement by reference.

“Interpolated Benchmark” with respect to the Benchmark (if applicable) means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. “Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-current Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month U.S. dollar LIBOR, 11:00 a.m. (London time) on the relevant Interest Determination Date, and (2) if the Benchmark is not three-month U.S. dollar LIBOR, the time determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website, or any successor source. The information contained on such website is not part of this pricing supplement and is not incorporated into this pricing supplement by reference.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information About SOFR

As further described in this pricing supplement, the rate of interest on the notes during the Floating Rate Period, as applicable, will, in certain circumstances, be determined by reference to a rate based on SOFR.

In general, the following discussion relating to SOFR is based on information available on the Federal Reserve Bank of New York’s Website. SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the FRBNY would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by BofA Securities, Inc., our affiliate, as a primary dealer. On June 3, 2019, the FRBNY used this daily survey mechanism to calculate SOFR for May 31, 2019, when access was disrupted to one of the three primary data sources used to calculate the SOFR.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. government securities business day, the FRBNY publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the FRBNY’s publication would indicate the revision. This revision threshold will be reviewed periodically by the FRBNY and may be changed based on market conditions.

SOFR is published by FRBNY based on data received from other sources, and we have no control over its determination, calculation or publication.

FRBNY started publishing SOFR in April 2018. FRBNY has also published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Neither the Federal Reserve Bank of New York’s Website, nor any of the information or materials available thereon, are incorporated by reference into this pricing supplement.

Optional Redemption

We may redeem the notes at our option: (i) in whole, but not in part, on the Interest Payment Date on March    , 20     , and (ii) in whole at any time or in part from time to time, on or after February    , 20     and prior to the Maturity Date for the notes, in each case upon at least         business days’ but not more than         calendar days’ prior written notice to holders of the notes being redeemed, and in each case at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date.

In addition, we may redeem the notes, at our option, in whole at any time or in part from time to time, on or after September    , 20     (or, if additional notes are issued after March    , 2020, then, beginning six months after the issue date of such additional notes), and prior to March     , 20    , upon at least         business days’ but not more than         calendar days’ prior written notice to the holders of the notes being redeemed, at a “make-whole” redemption price equal to the greater of:

(i) 100% of the principal amount of the notes being redeemed; or

(ii) as determined by the quotation agent described below, the sum of the present values of (a) the principal amount of the notes to be redeemed, as if paid on March     , 20    , and (b) the scheduled payments of interest on the notes to be redeemed, that would have been payable from the redemption date to March     , 20    , in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus                  basis points, minus interest (on the notes to be redeemed) accrued to, but excluding, the redemption date, plus, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes being redeemed to, but excluding, the applicable redemption date.

Notwithstanding the foregoing, any interest on the notes being redeemed that is due and payable on an Interest Payment Date falling on or prior to a redemption date for such notes will be payable on such Interest Payment Date to holders of such notes as of the close of business on the relevant record date according to the terms of such notes and the 2018 Senior Indenture.

“treasury rate” means, with respect to the applicable redemption date, the rate per annum equal to: (1) the yield, under the heading that represents the average for the week immediately prior to the applicable calculation date, appearing in the most recently published statistical release appearing on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case, as determined by the quotation agent in its sole discretion, and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity corresponding to the applicable comparable treasury issue; provided that, if no such maturity is within three months before or after March    , 20    , yields for the two published maturities most closely corresponding to the applicable comparable treasury issue will be determined and the applicable treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week immediately prior to the applicable calculation date or does not contain such yields, the semi-annual equivalent yield to maturity or interpolated maturity (on a day-count basis) of the applicable comparable treasury issue, calculated using a price for the applicable comparable treasury issue (expressed as a percentage of its principal amount) equal to the related comparable treasury price for such redemption date.

The applicable treasury rate will be calculated by the quotation agent on the third business day preceding the applicable redemption date of the notes being redeemed.

In determining the treasury rate, the below terms will have the following meaning:

“comparable treasury issue” means, with respect to the applicable redemption date for notes being redeemed, the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated (on a day-count basis) maturity comparable to the remaining term of such notes, as if such notes matured on March    , 20     that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes as if such notes matured on March    , 20    .

“comparable treasury price” means, with respect to any applicable redemption date, (1) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, provided that the quotation agent obtains five reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“quotation agent” means BofA Securities, Inc. or its successor, or, if that firm is unwilling or unable to select the comparable treasury issue, an investment bank of national standing appointed by us.

“reference treasury dealer” means (1) BofA Securities, Inc., or its successor, unless that firm ceases to be a primary U.S. government securities dealer in New York City (referred to in this pricing supplement as a “primary treasury dealer”), in which case we will substitute another primary treasury dealer, and (2) four other primary treasury dealers that we may select.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the applicable comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

Unless we default on payment of the applicable redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes are to be redeemed, for so long as such notes are in book-entry only form, such notes to be redeemed will be selected in accordance with the applicable procedures of The Depository Trust Company.

Because BofA Securities, Inc. is, and any successor to BofA Securities, Inc. will be, our affiliate, the economic interests of BofA Securities, Inc. or its successor may be adverse to your interests as a holder of the notes subject to our redemption, including with respect to certain determinations and judgments it must make as quotation agent in the event that we redeem the notes before their maturity pursuant to the “make-whole” optional redemption described above.

SUPPLEMENTAL INFORMATION CONCERNING THE PLAN OF

DISTRIBUTION AND CONFLICTS OF INTEREST

On March     , 2020, we entered into an agreement with the selling agents identified below for the purchase and sale of the notes. We have agreed to sell to each of the selling agents, and each of the selling agents has agreed to purchase from us, the principal amount of the notes shown opposite its name in the table below at the public offering price set forth above.

Selling Agent	Principal Amount of Notes ($)
BofA Securities, Inc.	$

Total	$

The selling agents may sell the notes to certain dealers at the public offering price, less a concession which will not exceed                 % of the principal amount of the notes, and the selling agents and those dealers may resell the notes to other dealers at a reallowance discount which will not exceed                 % of the principal amount of the notes.

After the initial offering of the notes, the concessions and reallowance discounts for the notes may change.

We estimate that the total offering expenses for the notes, excluding the selling agents’ commissions, will be approximately $                .

BofA Securities, Inc. is our wholly-owned subsidiary, and we will receive the net proceeds of the offering. For information regarding BofA Securities, Inc., please refer to our current report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2019.

We expect that delivery of the notes will be made to investors on or about March     , 2020, which is the     business day following the date of this pricing supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially settle in T+    , to specify an alternate settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Some of the selling agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the selling agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The selling agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such selling agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The selling agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent any selling agent that is not a U.S. registered broker-dealer intends to effect any offers or sales of any notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Medium-Term Notes, Series N

We may offer from time to time our Bank of America Corporation Medium-Term Notes, Series N. The specific terms of any notes that we offer will be determined before each sale and will be described in a separate pricing supplement, prospectus addendum and/or other prospectus supplement (each, a “supplement”). Terms may include:

•	Priority: senior or subordinated

•	Interest rate: notes may bear interest at fixed or floating rates, or may not bear any interest

•	Maturity: 365 days (one year) or more

•	Payments: U.S. dollars or any other currency that we specify in the applicable supplement
•	Base floating rates of interest:

¡	federal funds rate

¡	LIBOR

¡	EURIBOR

¡	CDOR

¡	prime rate

¡	treasury rate

¡	BBSW

¡	any other rate we specify

We may sell notes to the selling agents as principal for resale at varying or fixed offering prices or through the selling agents as agents using their best efforts on our behalf. We also may sell the notes directly to investors.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any notes. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of our other broker-dealer affiliates, may use this prospectus supplement and the accompanying prospectus in market-making transactions in any notes after their initial sale. Unless we or one of our selling agents informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the applicable supplement, we do not intend to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

Prospectus Supplement to Prospectus dated June 29, 2018

June 29, 2018

ABOUT THIS PROSPECTUS SUPPLEMENT

We have registered our Medium-Term Notes, Series N (the “notes”) on a registration statement on Form S-3 filed with the Securities and Exchange Commission under Registration No. 333-224523.

From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement, prospectus addendum and/or other prospectus supplement to offer the notes. You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of our debt securities that may be issued under the Indentures, including the notes, contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus. If there are any differences between the information contained in the applicable pricing supplement or any document dated after the date of this prospectus supplement and incorporated by reference into the accompanying prospectus, the information contained in such later pricing supplement or document will supersede the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. See “Supplemental Plan of Distribution (Conflicts of Interest).”

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (2003/71/EC) (and amendments thereto, including the Directive 2010/73/EU, to the extent implemented in the relevant Member State, the “Prospectus Directive”) (each, a “Relevant Member State”) will be made under an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of any notes which are contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any selling agent to publish or supplement a prospectus for the purposes of the Prospectus Directive in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the Prospective Directive.

IMPORTANT  —  EEA RETAIL INVESTORS  —  The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

For each offering of notes, we will issue a pricing supplement, prospectus addendum and/or other prospectus supplement that will contain additional terms of the offering and a specific description of the notes being offered. A supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of the amounts payable under the notes and the method of making payments under the terms of a note. We will state in the applicable supplement the interest rate or interest rate basis or formula, issue price, the maturity date, interest payment dates, redemption, or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. A supplement also may include a discussion of any risk factors or other special additional considerations that apply to a particular type of note. Each applicable supplement can be quite detailed and always should be read carefully.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries.

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, in the accompanying prospectus beginning on page 9, and in the relevant supplement(s) for the specific notes, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. For information regarding risks and uncertainties that may materially affect our business and results, please refer to the information under the captions “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in the accompanying prospectus, as well as those risks and uncertainties discussed in our subsequent filings that are incorporated by reference in the accompanying prospectus. You also should review the risk factors that will be set forth in other documents that we will file after the date of this prospectus supplement.

Floating-rate notes bear additional risks.

If your notes bear interest at a floating rate, there will be additional significant risks not associated with a conventional fixed-rate note. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, your floating-rate notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Our hedging activities may affect your return at maturity and the market value of the notes.

At any time, we or our affiliates may engage in hedging activities relating to the notes. This hedging activity, in turn, may increase or decrease the market value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. All or a portion of these positions may be liquidated at or about the time of maturity of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our hedging activities will have a material effect on the notes, either directly or indirectly, by impacting the value of the notes. However, we cannot assure you that our activities or affiliates’ activities will not affect these values.

Our hedging and trading activities may create conflicts of interest with you.

From time to time during the term of each series of notes and in connection with the determination of the payments on the notes, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of notes. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

We or one or more of our broker-dealer affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may engage in trading activities that are not for your account or on your behalf. These trading activities may present a conflict of interest between your interest in the notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities could influence secondary trading (if any) in the notes, or otherwise could be adverse to your interests as a beneficial owner of the notes.

Additional Considerations Relating to LIBOR

Reforms to and uncertainty regarding LIBOR may adversely affect our business and/or the value of, return on and trading market for notes bearing a floating rate of interest based on LIBOR.

The U.K. Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or require banks to submit rates for LIBOR after 2021. This announcement, in conjunction with financial benchmark reforms more generally and changes in the interbank lending markets have resulted in uncertainty about the future of LIBOR and certain other rates or indices which are used as interest rate “benchmarks.” These actions and uncertainties may have the effect of triggering future changes in the rules or methodologies used to calculate benchmarks or lead to the discontinuance or unavailability of benchmarks. ICE Benchmark Administration is the administrator of LIBOR and maintains a reference panel of contributor banks, which includes Bank of America, N.A., London branch for certain LIBOR rates. Uncertainty as to the nature and effect of such reforms and actions, and the potential or actual discontinuance of benchmark quotes, may adversely affect the value of, return on and trading market for the notes and our other LIBOR-based securities or our financial condition or results of operations. Furthermore, there can be no assurances that we and other market participants will be adequately prepared for an actual discontinuation of benchmarks, including LIBOR, that may have an unpredictable impact on contractual mechanics (including, but not limited to, interest rates to be paid to or by us) and cause significant disruption to financial markets that are relevant to our business segments, among other adverse consequences, which may also result in adversely affecting our financial condition or results of operations.

For a series of notes bearing a floating rate of interest based on LIBOR, such interest rate may be calculated using alternative methods if LIBOR is no longer quoted and may be calculated using a different base rate if LIBOR is discontinued.

To the extent that LIBOR for the index currency and the index maturity designated in the applicable supplement is no longer quoted on the Designated LIBOR Page, such LIBOR will be determined using the alternative methods described in the accompanying prospectus under the heading “Description of Debt Securities — Floating Rate Notes — LIBOR Notes.” Any of these alternative methods may result in interest payments on LIBOR notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on such notes if LIBOR was available in its current form. Further, the same reforms, actions, costs and/or risks that may lead to the discontinuation or unavailability of LIBOR may make one or more of the alternative methods impossible or impracticable to determine. If LIBOR is no longer quoted, or if LIBOR is discontinued and it is determined there is no substitute or successor base rate to LIBOR that is consistent with accepted market practice, the final alternative method for determining LIBOR with respect to any note is to use LIBOR as in effect for such note on the interest determination date on which it is determined that LIBOR has been discontinued, or, if LIBOR is not applicable to the such note on such interest determination date (for example because the note bears interest at a fixed rate on such interest determination date), to use the most recent rate that could have been determined by reference to the applicable Designated LIBOR Page, as described in the second paragraph in the section “Description of Debt Securities — Floating Rate Notes — LIBOR Notes” in the accompanying prospectus. In addition, if the calculation agent determines, in consultation with us, that LIBOR has been discontinued, then we will appoint in our sole discretion an investment bank of national standing, which may be our affiliate, to determine whether there is a substitute or successor base rate to three-month LIBOR that is consistent with accepted market practice. If we select one of our affiliates to assist in the determination of the substitute or successor rate, the interests of such entity may be adverse to your interests as a holder of the notes. Any of the foregoing may have an adverse effect on the value of, return on and trading market for the notes.

DESCRIPTION OF THE NOTES

This section describes the general terms and conditions of the notes, which may be senior or subordinated medium-term notes. This section supplements, and should be read together with, the general description of our debt securities included in “Description of Debt Securities” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We will describe the particular terms of the notes we sell in a separate supplement. The terms and conditions stated in this section will apply to each note unless the note or the applicable supplement indicates otherwise.

General

In addition to the following summary of the general terms of the notes and the indentures, you should review the actual notes and the specific provisions of the 2018 Senior Indenture and the 2018 Subordinated Indenture, as applicable, which we have filed with the SEC as exhibits to the registration statement of which this prospectus supplement forms a part.

We will issue the notes as part of a series of debt securities under the 2018 Senior Indenture or the 2018 Subordinated Indenture, as applicable, which are contracts between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. In this prospectus supplement, we refer to The Bank of New York Mellon Trust Company, N.A., as the “trustee,” and we refer to the 2018 Senior Indenture and the 2018 Subordinated Indenture individually as an “Indenture” and together as the “Indentures.”

The Indentures are subject to, and governed by, the Trust Indenture Act of 1939.

We and the selling agents, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities — The Indentures” in the accompanying prospectus for more information about the Indentures and the functions of the trustee.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The Indentures do not limit the amount of indebtedness that we may incur. We may issue other debt securities under the Indentures from time to time in one or more series up to the aggregate principal amount of the then-existing grant of authority by our board of directors.

Unless otherwise provided in the applicable supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000 (or the equivalent in other currencies).

Types of Notes

Fixed-Rate Notes.    We may issue notes that bear interest at a fixed rate described in the applicable supplement, which we refer to as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the note, which we refer to as “amortizing notes.” For more information on fixed-rate notes and amortizing notes, see “Description of Debt Securities — Fixed-Rate Notes” in the accompanying prospectus.

Floating-Rate Notes.    We may issue notes that bear interest at a floating rate of interest determined by reference to one or more base interest rates, or by reference to one or more interest rate formulae, described in the applicable supplement, which we refer to as “floating-rate notes.” In some cases, the interest rate of a floating-rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A floating-rate note also may be subject to a maximum interest rate limit, or ceiling, and/or a minimum interest rate limit, or floor, on the interest that may accrue during any interest period. For more information on floating-rate notes, including a description of the manner in which interest payments will be calculated, see “Description of Debt Securities — Floating-Rate Notes” in the accompanying prospectus.

Fixed/Floating Rate Notes.    We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. We will describe the determination of interest for any of these debt securities in the applicable supplement.

Original Issue Discount Notes.    We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes.” Original issue discount notes may be fixed-rate or floating-rate notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance. For more information on original issue discount notes, see “Description of Debt Securities — Original Issue Discount Notes” in the accompanying prospectus.

Specific Terms of the Notes.    The applicable supplement(s) for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the maturity date, and any terms providing for the extension or postponement of the maturity date;

•	the denominations or minimum denominations, if other than $1,000;

•	the currency or currencies, if not U.S. dollars, in which payments will be made on the notes;

•	whether the note is a fixed-rate note or a floating-rate note;

•	whether the note is senior or subordinated;

•

the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, or the method for determining any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest, as applicable;

•	any spread or spread multiplier applicable to a floating-rate note;

•	the method for the calculation and payment of principal, premium (if any), interest, and other amounts payable (if any);

•	if other than the trustee, the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the notes;

•

if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•

if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date;

•	if applicable, any addition to, elimination of or other change in the events of default or covenants for the senior notes or remedies available to holders of the senior notes;

•	if the notes will be represented by a master global note;

•	if the notes will be listed on any stock exchange; and

•	if applicable, any other material terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Each note will mature on a business day (as defined in the accompanying prospectus) 365 days (one year) or more from the issue date. Unless we specify otherwise in the supplement, the record dates for any interest payments for book-entry only notes denominated in U.S. dollars will be one business day (in Charlotte, North Carolina and New York, New York) prior to the applicable payment date, and for any book-entry only notes denominated in a currency other than U.S. dollars will be the fifteenth calendar day preceding the applicable payment date.

Unless we specify otherwise in the applicable supplement, the notes will not be entitled to the benefit of any sinking fund.

Payment of Principal, Interest, and Other Amounts Payable

Paying Agents.    Unless otherwise provided in the applicable supplement, the trustee will act as our paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s corporate trust office. That office is currently located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. At any time, we may rescind the designation of a paying agent, appoint a successor or an additional paying agent or different paying agent, or approve a change in the office through which any paying agent acts in accordance with the applicable Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

Calculation Agents.    The trustee will act as the calculation agent for floating-rate notes, unless otherwise specified in the applicable supplement. The calculation agent also may be one of our affiliates. The calculation agent will be responsible for calculating the interest rate, base rates, principal, premium (if any), interest, or other amounts payable (if any) applicable to the floating-rate notes and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date for the floating-rate note. We may appoint or replace any calculation agent or elect to act as the calculation agent from time to time for some or all of the notes, and the calculation agent may resign, without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the selling agents and us.

Manner of Payment.    Unless otherwise stated in the applicable supplement, we will pay principal, premium (if any), interest, and other amounts payable (if any) on the notes in book-entry only form in accordance with arrangements then in place between the applicable paying agent and the applicable depository. Unless otherwise stated in the applicable supplement, we will pay any interest on notes in definitive form on each interest payment date other than the maturity date by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the notes on the applicable record date at the address appearing on our or the security registrar’s records. Unless otherwise stated in the applicable supplement, we will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a note in definitive form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee or such other paying agent specified in the applicable supplement, as applicable.

Currency Conversions and Payments on Notes Denominated in Currencies Other than U.S. Dollars.    For any notes denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated notes”), the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated notes by U.S. purchasers desiring to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated notes will be borne by the initial investors using those conversion arrangements.

We generally will pay principal and any premium, interest, and other amounts payable on non-U.S. dollar-denominated notes in the applicable foreign currency specified in the applicable supplement. However, unless we specify otherwise in the applicable supplement, holders of beneficial interests in notes through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency. If a holder through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated notes to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated notes held through a DTC participant may elect to receive payments on those notes in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated notes held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 A.M. (New York City time) on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated notes held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated note, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the original issue date of such note, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant such note may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated notes. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated notes by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in The City of New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated notes was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated notes, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of and any premium, interest, or other amounts payable on any non-U.S. dollar-denominated notes in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant Indenture.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated notes, unless otherwise specified in the applicable supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

For information regarding risks associated with securities denominated or payable in foreign currencies and exchange rates, see “Risk Factors — Currency Risks” in the accompanying prospectus.

Payment of Additional Amounts.    If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth in the accompanying prospectus under “Description of Debt Securities — Payment of Additional Amounts,” we will pay to the beneficial holder of notes that is a “United States Alien” additional amounts to ensure that every net payment on such notes will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on such notes means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the note. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

Except as specifically provided in the accompanying prospectus under “Description of Debt Securities — Payment of Additional Amounts,” we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, or a non-resident alien fiduciary of a foreign estate or trust.

If we so specify in the applicable supplement, we may redeem the notes, in whole but not in part, at any time before maturity if we have or will become obligated to pay additional amounts as a result of a change in, or an amendment to, United States tax laws or regulations, as described in the accompanying prospectus under “Description of the Debt Securities — Redemption for Tax Reasons,” subject to any required approvals as described below under “— Redemption.”

For more information about payment procedures, including payments in a currency other than U.S. dollars, see “Description of Debt Securities — Payment of Principal, Interest, and Other Amounts Payable” in the accompanying prospectus.

Ranking

Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under senior notes or subordinated notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. In addition, the senior notes and the subordinated notes will be unsecured and therefore in a bankruptcy or similar proceeding will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations. See “Risk Factors — Risks Relating to Debt Securities” in the accompanying prospectus.

Senior Notes.    The senior notes will be unsecured and will rank equally in right of payment with all our other unsecured and unsubordinated obligations from time to time outstanding, except obligations, including deposit liabilities, that are subject to any priorities or preferences by law.

The 2018 Senior Indenture and the senior notes do not contain any limitation on the amount of obligations that we may incur in the future.

Subordinated Notes.    Our indebtedness evidenced by the subordinated notes, including the principal, premium (if any), interest, and other amounts payable (if any), will be unsecured and will be subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding to the extent and in the manner provided in the 2018 Subordinated Indenture. The subordinated notes will rank equally in right of payment with all our other unsecured and subordinated indebtedness, other than unsecured and subordinated indebtedness that by its terms is subordinated to the subordinated notes. Due to differing subordination provisions in various series of subordinated debt securities issued by us and our predecessors, in the event of a dissolution, winding up, liquidation, reorganization, insolvency, receivership or other proceeding, holders of subordinated notes may receive more or less, ratably, than holders of some other series of our outstanding subordinated debt securities. Payment of principal of our subordinated indebtedness, including any subordinated notes, may not be accelerated if there is a default in the payment of amounts payable under, or a default in any of our other covenants applicable to, our subordinated indebtedness.

The 2018 Subordinated Indenture and the subordinated notes do not contain any limitation on the amount of obligations ranking senior to the subordinated notes, or the amount of obligations ranking equally with the subordinated notes, that we may incur in the future.

Unless we specify otherwise in the applicable supplement, the subordinated notes will not be guaranteed by us or any of our affiliates and will not be subject to any other arrangement that legally or economically enhances the ranking of the subordinated notes. For more information about our subordinated notes, see “Description of Debt Securities — Subordination” in the accompanying prospectus.

Redemption

The applicable supplement will indicate whether we have the option to redeem notes prior to their stated maturity. If we may redeem the notes prior to their stated maturity, the applicable supplement will indicate the redemption price and method for redemption. See also “Description of Debt Securities — Redemption” in the accompanying prospectus. The redemption of any note that is our eligible LTD will require the prior approval of the Federal Reserve Board if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. In addition, unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, the subordinated notes may not be redeemed prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Repayment

The applicable supplement will indicate whether the notes can be repaid at the holder’s option prior to their stated maturity. If the notes may be repaid prior to their stated maturity, the applicable supplement will indicate the amount at which we will repay the notes and the procedure for repayment. Unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, the subordinated notes may not be repaid prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular tranche or series of our notes without notice to the holders of existing notes by selling additional notes having the same terms, provided that such additional notes shall be fungible for U.S. federal income tax purposes. However, any new notes of this kind may have a different offering price and may begin to bear interest at a different date.

Extendible/Renewable Notes

We may issue notes for which the maturity date may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable supplement.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for a particular tranche of notes, may be modified as described in the applicable supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes by tender, in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to hold, resell, or cancel any repurchased notes. The repurchase of any note that is our eligible LTD will require the prior approval of the Federal Reserve Board if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. Unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, the subordinated notes may not be repurchased prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Form, Exchange, Registration, and Transfer of Notes

If we specify in the applicable supplement, your notes will be represented by a kind of global note that we refer to as a master global note. This kind of global note represents multiple notes that have different terms and are issued at different times. Each note evidenced by a master note will be identified by the trustee on a schedule to the master note. If we do not specify in the applicable supplement that your notes will be represented by a master global note, then the notes represented by the same global note will have the same terms.

We will issue each note in book-entry only form. This means that we will not issue certificated notes in definitive form to each beneficial owner. Instead, the notes will be in the form of a global note or a master global note, in fully registered form, registered and held in the name of the applicable depository or a nominee of that depository. For notes denominated in a currency other than U.S. dollars, the notes may be issued in the form of two global notes, each in fully registered form, one of which will be deposited with DTC, or its custodian, and one of which will be deposited with a common depository for Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”). Notes denominated in Canadian dollars may be issued as one or more registered global notes initially registered in the name of CDS & CO., as nominee for CDS Clearing and Depository Services Inc. (“CDS”), and deposited with CDS. Unless we specify otherwise in the applicable supplement, the depository for the notes will be DTC. DTC, CDS, Euroclear, and Clearstream, as depositories for global securities, and some of their policies and procedures, are described under “Registration and Settlement — Depositories for Global Securities” in the accompanying prospectus. For more information about book-entry only notes and the procedures for registration, settlement, exchange, and transfer of book-entry only notes, see “Description of Debt Securities — Form and Denomination of Debt Securities” and “Registration and Settlement” in the accompanying prospectus.

If we ever issue notes in definitive form, unless we specify otherwise in the applicable supplement, those notes will be in registered form, and the exchange, registration, or transfer of those notes will be governed by the applicable Indenture and the procedures described under “Description of Debt Securities — Exchange, Registration, and Transfer” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For the material U.S. federal income tax considerations of the acquisition, ownership and disposition of certain notes, see “U.S. Federal Income Tax Considerations” on page 122 of the accompanying prospectus and the subsection “Taxation of Debt Securities” of that section. Special U.S. federal income tax rules are applicable to certain types of notes we may issue under this prospectus supplement. The material U.S. federal income tax considerations with respect to any notes we issue, and which are not addressed in the accompanying prospectus, will be discussed in the applicable supplement.

You should consult with your own tax advisor before investing in the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the notes for sale on a continuing basis through the selling agents. The selling agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the selling agents, or, if so specified in the applicable supplement, for resale at a fixed public offering price. The applicable supplement will set forth the initial price for the notes, or whether they will be sold at varying prices.

If we sell notes on an agency basis, we will pay a commission to the selling agent to be negotiated at the time of sale. The commission will be determined at the time of sale and will be specified in the applicable supplement. Each selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable supplement, if notes are sold to a selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that selling agent at a price equal to 100% of the principal amount of the notes less a commission that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any selling agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the notes so sold, unless otherwise specified in the applicable supplement.

We will name any selling agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those selling agents or other persons, in the applicable supplement. As of the date of this prospectus supplement, our selling agent is Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”). We will enter into a distribution agreement with MLPF&S that describes the offering of notes by them as our agent and as our principal. The distribution agreement will be filed as an exhibit to the registration statement of which this prospectus supplement forms a part. We also may accept offers to purchase notes through additional selling agents on substantially the same terms and conditions, including commissions, as would apply to purchases through MLPF&S under the distribution agreement. MLPF&S may assign its rights under the distribution agreement to another one of our broker-dealer affiliates under the circumstances set forth in the distribution agreement. If a selling agent purchases notes as principal, that selling agent usually will be required to enter into a separate purchase agreement for the notes, and may be referred to in that purchase agreement and the applicable supplement, along with any other selling agents, as an “underwriter.”

We have the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that selling agent.

Any selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify each selling agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the selling agents may be required to make. We also have agreed to reimburse the selling agents for certain expenses.

The notes will not have an established trading market when issued, and we do not intend to list the notes on any securities exchange, unless otherwise specified in the applicable supplement. Any selling agent may purchase and sell notes in the secondary market from time to time. However, no selling agent is obligated to do so, and any selling agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by a selling agent that purchases notes as principal, and in accordance with industry practice, selling agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•

Selling agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agents are not required to engage in these activities, and may end any of these activities at any time.

MLPF&S, a selling agent and one of our affiliates, is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including MLPF&S, will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. None of our broker-dealer affiliates that is a FINRA member will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer, see “Plan of Distribution (Conflicts of Interest)–Conflicts of Interest” in the accompanying prospectus.

Following the initial distribution of any notes, our broker-dealer affiliates, including MLPF&S, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in these transactions.

Notes sold in market-making transactions include notes issued after the date of this prospectus supplement as well as previously-issued securities. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or one of our selling agents informs you in the confirmation of sale that notes are being purchased in an original offering and sale, you may assume that you are purchasing the notes in a market-making transaction.

MLPF&S and other selling agents that we may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with us and our affiliates. These transactions are in the ordinary course of business for the selling agents and us and our respective affiliates. In these transactions, the selling agents or their affiliates receive customary fees and expenses.

In the applicable supplement, we will specify the settlement period for the offered notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we specify a longer settlement cycle in the applicable supplement for an offering of notes, purchasers who wish to trade those notes on any date prior to two business days before delivery of the notes, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Selling Restrictions

General.    Each of the selling agents, severally and not jointly, has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not and will not offer, sell, or deliver any note, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus, or any other offering material relating to any of the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the distribution agreement.

Argentina.    We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the notes in Argentina. The CNV has not approved the terms and conditions of the notes, their issuance or offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering or issuance of the notes. The selling agents have represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered or sold, and will not offer or sell, any of the notes in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of Sections 2 and 83 of the Argentine Capital Markets Law No. 26,831. Argentine insurance companies may not purchase the notes.

Australia.    No prospectus or other disclosure document (as defined in the Corporations Act of 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the program or any notes has been, or will be, lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange operated by ASX Limited. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that in connection with the distribution of the notes, that it:

(a)

has not distributed or published, and will not distribute or publish, this prospectus supplement or the accompanying prospectus or any other offering material or advertisement relating to any Notes in Australia; and

(b)	must not make, directly or indirectly, any offer or invitation in Australia or which is received in Australia in relation to the issue, sale or purchase of any notes,

unless

(i)

the offeree or invitee is required to pay at least A$500,000 in aggregate consideration for the notes or its foreign currency equivalent (in either case disregarding amounts, if any, lent by us or any other person offering the notes or its associates (within the meaning of those expressions in Part 6D.2 of the Corporations Act), or it is otherwise an offer or invitation in respect of which, by virtue of section 708 or Part 7.9 of the Corporations Act, no disclosure is required to be given to the offeree or invitee;

(ii)	the offer or invitation does not constitute an offer to a “retail client” as defined for the purposes of section 761G of the Australian Corporations Act; and

(iii)	such action complies with any applicable laws and directives in Australia.

We are not authorized under the Banking Act 1959 of the Commonwealth of Australia (the “Australian Banking Act”) to carry on banking business and are not subject to prudential supervision by the Australian Prudential Regulation Authority. The notes are not Deposit Liabilities under the Australian Banking Act. We do not hold an Australian Financial Services License under Chapter 7 of the Corporations Act.

Austria.    The notes may only be offered in the Republic of Austria in accordance with the Austrian Capital Market Act, implementing in particular Directive 2003/71/EC (as amended, the “Prospectus Directive”), and any other laws and regulations applicable in the Republic of Austria governing the issue, offer and sale of securities in the Republic of Austria. The notes are not registered or otherwise authorized for public offer within the meaning or under the Austrian Capital Market Act or any other applicable laws and regulations in Austria. The recipients of this prospectus supplement, the accompanying prospectus and any other selling materials in respect to the notes are qualified investors within the meaning of the Austrian Capital Market Act. Accordingly, the notes may not be, and are not being issued, offered, sold or advertised publicly or offered similarly under either the Austrian Capital Market Act or any other relevant legislation in Austria. We are a U.S. bank holding company and a financial holding company. We are not a bank under the Austrian Banking Act (Bankwesengesetz) and are not EU passported to perform banking business in Austria.

Bermuda.    The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda (which could include the offering of the notes in Bermuda) unless such persons are licensed under applicable Bermuda legislation.

Brazil.    The information contained in this prospectus supplement or in the accompanying prospectus does not constitute a public offering or distribution of securities in Brazil and no registration or filing with respect to any securities or financial products described in these documents has been made with the Comissão de Valores Mobiliários (the “CVM”). No public offer of securities or financial products described in this prospectus supplement or in the accompanying prospectus should be made in Brazil without the applicable registration at the CVM.

Canada.    Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that in connection with the distribution of the notes it will sell the notes from outside Canada solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Cayman Islands.    The notes may not be offered to the public in the Cayman Islands.

Chile.    The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.

The People’s Republic of China.    Each selling agent has represented, warranted and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that, other than to the qualified individuals or entities in the People’s Republic of China (excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) (“PRC”) which have been approved by the relevant PRC government authorities (including, but not limited to, the People’s Bank of China, the China Bank and Insurance Regulatory Commission, the China Securities Regulatory Commission, and/or the State Administration of Foreign Exchange) to subscribe for and purchase the notes:

(a)

neither this prospectus supplement and the accompanying prospectus nor any advertisement or other offering material or information in connection with the notes has been and will be registered, circulated, published or distributed in the PRC;

(b)

the notes shall not be offered or sold, and will not be offered or sold to any investor for re-offering or resale, directly or indirectly, to any investor in the PRC, except in accordance with applicable PRC laws and regulations; and

(c)

there is no cross-border communication in any form from us or any selling agent to solicit, advertise, promote or market the sales of notes from outside the PRC to any investor in the PRC, or on issuing or trading of the notes hereunder.

The prospective investors in the PRC are responsible for obtaining all relevant government regulatory licences, approvals, verifications and/or registrations themselves, including, but not limited to, any which may be required by the relevant PRC government authorities (including, but not limited to, the People’s Bank of China, the China Bank and Insurance Regulatory Commission, the China Securities Regulatory Commission, and/or the State Administration of Foreign Exchange), and complying with all relevant PRC laws and regulations (including, but not limited to, all relevant securities laws and regulations, foreign exchange regulations and/or foreign investment regulations) at all times.

Prohibition of Sales to EEA Retail Investors.    Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC, as amended; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

France.    This prospectus supplement and accompanying prospectus have not been approved by the Autorité des marchés financiers (“AMF”).

Each of the selling agents has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and will be made in France only to (a) providers of the investment service of portfolio management for the account of third parties, (b) qualified investors (investisseurs qualifiés), acting for their own account, (c) a restricted group of investors (cercle restreint d’investisseurs) acting for their own account and/or (d) other investors in circumstances which do not require the publication by the offeror of a prospectus pursuant to the French Code monétaire et financier and the Règlement général of the AMF all as defined in, and in accordance with, Articles L.411-2, D.411-1, D.411-4, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier and other applicable regulations. The direct or indirect resale of the notes to the public in France may be made only as provided by, and in accordance with, Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier.

Hong Kong.    In relation to each tranche of notes that we issue, each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Indonesia.    The notes offered do not constitute a public offering under the Indonesian Capital Market Law and its implementing regulations (Law No. 8/1995). The notes under this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, within Indonesia territory or to Indonesian citizens (wherever they are domiciled or located), entities or residents in a manner which constitutes a public offering of the notes under the laws and regulations of Indonesia, including but not limited to the Law No. 8/1995 as amended or replaced from time to time. The Indonesian Financial Services Authority (OJK) does not review or declare its approval or disapproval on the issuance of the notes, nor does it make any determination as to the accuracy or adequacy of this prospectus supplement and the accompanying prospectus.

Likewise, the notes and this prospectus supplement and accompanying prospectus are not authorized by the Central Bank (Bank Indonesia) for their distribution through banking institutions in Indonesia.

Due to the complexity of the notes offered, the notes may not be suitable for certain investors. Investors who intend to buy the notes should consult with their financial advisors, brokers or other financial experts before making any decision to buy the notes.

Israel.    This prospectus supplement and the accompanying prospectus are intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the notes offered hereunder. The notes cannot be resold in Israel other than to investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended.

No action will be taken in Israel that would permit an offering of the notes or the distribution of any offering document or any other material to the public in Israel. In particular, no offering document or other material has been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the selling agents.

Nothing in this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase any note. The purchase of any note will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the notes, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the notes, without relying on any of the materials provided.

Italy.    The offering of the notes has not been registered with CONSOB–Commissione Nazionale per le Società e la Borsa (the Italian Companies and Exchange Commission) pursuant to Italian securities legislation and, accordingly, no such notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to the notes be distributed in the Republic of Italy except:

(a)

to qualified investors (investitori qualificati), as defined in Article 34-ter, first paragraph, letter (b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“CONSOB Regulation No. 11971”), pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Services Act”); or

(b)

in other circumstances which are expressly exempted from the rules on offerings of securities to the public (offerta al pubblico di prodotti finanziari) pursuant to Article 100 of the Italian Financial Services Act and Article 34-ter, first paragraph, of CONSOB Regulation No. 11971.

In addition and without prejudice to the foregoing, any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to such notes in the Republic of Italy under (a) or (b) above must be:

(a)

made by an investment firm, bank or financial intermediary authorized to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Consolidated Banking Act”), and Regulation No. 16190 of October 29, 2007 (as amended from time to time);

(b)

in compliance with Article 129 of Consolidated Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require the issuer or any entity offering the notes to provide data and information on the issue or the offer of the notes in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations, as well as with any regulations or requirements imposed by CONSOB, the Bank of Italy or other Italian authority.

Please note that in accordance with Article 100-bis of the Financial Services Act, concerning the circulation of financial products, where no exemption from the rules on offerings of securities to the public applies under (a) and (b) above, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and CONSOB Regulation No. 11971. Furthermore, Article 100-bis of the Financial Services Act affects the transferability of the notes in the Republic of Italy to the extent that any placing of the notes is made solely with qualified investors and the notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus has not been published, purchasers of the notes who are acting outside of the course of their business or profession may be entitled to declare such purchase null and void and to claim damages from any authorized intermediary at whose premises the notes were purchased, unless an exemption provided for by the Financial Services Act applies.

Japan.    The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”). Each selling agent has represented, warranted and agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person or resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations, and ministerial guidelines of Japan.

If the offer is made by way of a qualified institutional investors private placement as set out in Article 2, Paragraph 3, Item 2(i) or Article 2, Paragraph 4, Item 2(i) of the FIEL (the “QII Private Placement”), the notes are being offered only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEL and the investor of any notes is prohibited from transferring such notes to any person in any way other than to QIIs. As the offering of the notes satisfies the requirements provided in Article 2, Paragraph 3, Item 2(i) or Article 2, Paragraph 4, Item 2(i) of the FIEL, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEL.

Except in the case the offering is made by way of QII Private Placement, the notes are being offered only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are offered the notes pursuant to the QII Private Placement), and the investor of any notes (other than the above-mentioned QII investors) is prohibited from transferring such notes to another person in any way other than as a whole to one transferee unless the total number of notes is less than 50 and the notes cannot be divided into any unit/denomination smaller than the unit/denomination represented on the note certificate therefor. As the offering of the notes satisfies the requirements provided in Article 2, Paragraph 3, Item 2(ha) or Article 2, Paragraph 4, Item 2(ha) of the FIEL, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEL.

Mexico.    The notes have not been and will not be registered in the National Securities Registry (Registro Nacional de Valores). Therefore, the notes may not be offered or sold in the United Mexican States (“Mexico”) by any means except in circumstances which constitute a private offering (oferta privada) pursuant to Article 8 of the Securities Market Law (Ley del Mercado de Valores) and related ancillary regulations. All applicable provisions of the Securities Market Law must be complied with in respect to anything done in relation to the notes in, from or otherwise involving Mexico.

Bank of America Corporation is an entity incorporated pursuant to the laws of the United States of America and holds no authorization permit or license issued by any Mexican governmental agency, regulator or authority in order to operate as a financial entity in Mexico and is not subject to the supervision of Mexican financial authorities.

Netherlands.    We do not have an authorization from the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht) for the pursuit of the business of a credit institution in the Netherlands and therefore do not have a license pursuant to section 2.11(1), 2.12(1), 2.13(1) or 2.20(1) of the Dutch Financial Supervision Act.

Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not made and will not make an offer of the notes to the public in the Netherlands other than to qualified investors (gekwalificeerde beleggers), provided that no such offer of the notes will require us or any selling agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

New Zealand.    No action has been taken to permit the notes to be offered or sold to any retail investor, or otherwise under any regulated offer in terms of the Financial Markets Conduct Act 2013 (“FMCA”). In particular, no product disclosure statement under the FMCA has been prepared or lodged in New Zealand in relation to the notes.

No person may directly or indirectly offer, sell or deliver any notes in New Zealand, or distribute or publish in New Zealand any offering material or advertisement to any person in relation to any offer of notes, in New Zealand, other than to a “wholesale investor” as that term is defined in clause 3(2)(a), (c) or (d) of Schedule 1 to the FMCA, being a person who is:

(i)	an “investment business”;

(ii)	“large”; or

(iii)	a “government agency”,

in each case as defined in Schedule 1 to the FMCA.

Philippines.    THE NOTES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE SECURITIES REGULATION CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Singapore.    This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is, or will be given, for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea.    The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.

Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered, sold or delivered the notes directly or indirectly, or offered or sold the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the notes directly or indirectly, or offer or sell the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Spain.    The notes may not be listed, offered, sold or distributed in Spain, except in accordance with the requirements set out in the Spanish laws transposing the Prospectus Directive in Spain, in particular: Royal Decree 4/2015 of 23 October, approving the recast text of the Securities Markets Law (Real Decreto Legislativo 4/2015, de 23 de octubre, por el que se aprueba el texto refundido de la Ley del Mercado de Valores), as amended and restated (the “Securities Markets Law”), and Royal Decree 1310/2005, of 4 November, on admission to trading of securities in official secondary markets, public offerings and prospectus, (Real Decreto 1310/2004, de 4 de noviembre, por el que se desarrolla parcialmente la Ley 24/1988, de 28 de Julio, del Mercado de Valores, en materia de admisión a negociación de valores en mercados secundarios oficiales, de ofertas públicas de venta o suscripción y del folleto exigible a tales efectos), as amended and restated (the “Royal Decree 1310/2005”), or any other related regulations that may be in force from time to time, as further amended, supplemented or restated.

In Spain, the exemption from the need to publish a prospectus envisaged in Article 3(2)(e) of the Prospectus Directive has been set out as follows: “an offer of securities with a total consideration in the Union of less than EUR 5 million which shall be calculated over a period of 12-months”, according to Article 35 of the Securities Markets Law and Article 38 of the Royal Decree 1310/2005.

Switzerland.    If the notes are offered or distributed into, in or from Switzerland and unless stated otherwise in the applicable pricing supplement, (a) each selling agent has represented and agreed that it will not, directly or indirectly, (i) publicly offer, sell, or advertise the notes in or from

Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations (“CO”), or (ii) if and to the extent that the notes qualify as structured products within the meaning of the Swiss Federal Act on Collective Investment Schemes (“CISA”), distribute the notes to non-qualified investors (as such term is defined in the CISA) into, in or from Switzerland, unless the notes are offered and distributed into, in or from Switzerland in compliance with the CISA, its implementing ordinance and all other applicable laws and regulations in Switzerland, or (iii) distribute or otherwise make available this prospectus supplement and the accompanying prospectus or any other document related to the notes in Switzerland in a way that would constitute a public offering of the notes or a distribution of the notes to non-qualified investors within the meaning of the CISA, as the case may be, and (b) each selling agent has acknowledged and agreed that neither the prospectus supplement and the accompanying prospectus nor any other document related to the notes constitutes a prospectus in the sense of Article 652a or 1156 CO, or a simplified prospectus in the sense of Article 5 of the CISA.

Taiwan.    The notes, if listed on the Taipei Exchange for sale to professional or general investors in Taiwan, may be sold in Taiwan to all professional or general investors, as applicable, or, if not listed in Taiwan, the notes may be made available (i) to investors in Taiwan through licensed Taiwan financial institutions to the extent permitted under relevant Taiwan laws and regulations; (ii) to the Offshore Banking Units of Taiwan banks purchasing the notes either for their proprietary account or in trust for their non-Taiwan trust clients; (iii) the Offshore Securities Units of Taiwan securities firms purchasing the notes either for their proprietary account, in trust for their trust clients or as agent for their brokerage clients; (iv) the Offshore Insurance Units of Taiwan insurance companies purchasing the notes for their proprietary account or in connection with the issuance of investment linked insurance policies to non-Taiwan policy holders; or (v) outside of Taiwan to all Taiwan resident investors for purchase by such investors outside Taiwan, but are not permitted to otherwise be offered or sold in Taiwan.

The notes will only be sold in accordance with the Taiwan selling restrictions in the preceding paragraph and are not permitted to otherwise be offered or sold.

United Arab Emirates.    The offering of the notes has not been approved or licensed by the Central Bank of the United Arab Emirates (“UAE”), the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and accordingly does not constitute a public offer of securities in the UAE in accordance with the commercial companies law, Federal Law No. 2 of 2015 (as amended) and SCA Resolution No. 3 R.M. of 2017 Regulating Promotions and Introductions. Accordingly, the notes may not be offered to the public in the UAE (including the Dubai International Financial Centre).

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

(a)	who meet the criteria of a Qualified Investor as defined in SCA Resolution No. 3 R.M. of 2017 (except natural persons);

(b)

upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

United Kingdom.    Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from, or otherwise involving the United Kingdom.

Uruguay.    The notes have not been registered under Law No. 18.627 of December 2, 2009 with the Superintendency of Financial Services of the Central Bank of Uruguay. The notes are not available publicly in Uruguay and are offered only on a private basis. No action may be taken in Uruguay that would render any offering of the notes a public offering in Uruguay. No Uruguayan regulatory authority has approved the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Uruguay.

Los valores no han sido registrados bajo la Ley de Mercado de Valores de la República Oriental del Uruguay o registrados ante el Banco Central del Uruguay. Los valores no son ofrecidos en forma pública en Uruguay y lo son únicamente en forma privada. Ninguna acción puede ser adoptada en Uruguay en relación a estos valores que resulte en que esta oferta de valores sea una oferta pública de valores en Uruguay. Ninguna autoridad regulatoria del Uruguay ha aprobado estos valores o se ha manifestado sobre nuestra solvencia. Adicionalmente, cualquier reventa de estos valores debe ser realizada en forma tal que no constituya oferta pública de valores en el Uruguay.

Venezuela.    The notes have not been registered with the Comision Nacional de Valores de Venezuela and are not being publicly offered in Venezuela. No document related to the offering of the notes, including this prospectus supplement and the accompanying prospectus, shall be interpreted to constitute an offer of securities or an offer or the rendering of any investment advice, securities brokerage, and/or banking services in Venezuela. Investors wishing to acquire the notes may use only funds located outside of Venezuela.

LEGAL MATTERS

The legality of the notes will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina. Davis Polk & Wardwell LLP, New York, New York or such other counsel as may be indicated in the applicable supplement will pass upon certain legal matters relating to the notes for the selling agents. McGuireWoods LLP regularly performs legal services for us.

PROSPECTUS

$123,000,000,000

Debt Securities, Warrants, Units, Purchase Contracts,

Preferred Stock, Depositary Shares, and Common Stock

We from time to time may offer to sell up to $123,000,000,000, or the equivalent thereof in any other currency, of our debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock, as well as units comprised of one or more of these securities, in any combination. The debt securities, warrants, purchase contracts, and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “BAC.” The other securities that we may offer from time to time under this prospectus may be listed on the New York Stock Exchange or another national securities exchange, as specified in the applicable supplement.

This prospectus provides a general description of material terms of these securities that are known as of the date of this prospectus and the general manner in which we will offer the securities. These securities may be offered for sale from time to time in amounts, on terms and at prices as shall be determined in connection with such offer and sale. These terms and prices will be described in one or more supplements hereto. When we sell a particular issue of securities, we will provide one or more supplements to this prospectus describing the offering and the specific terms of those securities. You should read this prospectus and any applicable supplement carefully before you invest.

We will use this prospectus in the initial sale of these securities. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of our other broker-dealer affiliates, may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of our securities should consider the information set forth in the “Risk Factors” section beginning on page 9.

Our securities are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 29, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any type of the securities described in this prospectus or the registration statement in one or more offerings.

This prospectus provides you with a general description of the material terms of securities we may offer that are known as of the date of this prospectus and the general manner in which we will offer the securities. Each time we offer and sell securities, we will provide one or more prospectus supplements and/or pricing supplements that describe the particular securities offering and the specific terms of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable supplement,” we mean the prospectus supplement or supplements, as well as any applicable pricing supplements, that describe the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable supplement, you should rely on the information in the applicable supplement.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the applicable supplement, or documents to which we otherwise refer you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

PROSPECTUS SUMMARY

This summary section provides a brief overview of material terms of the securities we may offer that are known as of the date of this prospectus and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which provides a general description of the material terms of the securities we may offer;

•	the applicable supplement, which describes the specific terms of the particular securities we are offering and the offering, and which may update or change the information in this prospectus; and

•	the documents we refer to in “Where You Can Find More Information” below for information about us, including our financial statements.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through our banking and various nonbank subsidiaries throughout the United States and in international markets, we provide a diversified range of banking and nonbank financial services and products. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

The Securities We May Offer

We may use this prospectus to offer up to $123,000,000,000, or the equivalent thereof in any other currency, of any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	preferred stock;

•	depositary shares representing fractional interests in preferred stock;

•	common stock; and

•	units, comprised of one or more of any of the securities referred to above, in any combination.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer using this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with the applicable supplement or supplements that will describe the offering and the specific terms of the securities being offered. A supplement may include a discussion of additional U.S. federal income tax consequences and any additional risk factors or other special considerations applicable to those particular securities.

Debt Securities

Our debt securities may be either senior or subordinated obligations in right of payment. Our senior and subordinated debt securities will be issued under separate indentures, or contracts, that we have with The Bank of New York Mellon Trust Company, N.A., as trustee. The particular terms of each series of debt securities that we offer under this prospectus will be described in the applicable supplement.

Warrants

We may offer warrants, including:

•	warrants for the purchase of, or whose cash value is determined by reference to the performance, level, or value of our debt securities, common or preferred stock;

•

warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing; and

•

warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units.

For any warrants we may offer, we will describe in the applicable supplement the underlying securities or underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.

Purchase Contracts

We may offer purchase contracts for the purchase of, or whose cash value is determined by reference to the performance, level, or value of our common or preferred stock or other securities described in this prospectus, a basket of securities or any combination of the foregoing.

For any purchase contracts we may offer, we will describe in the applicable supplement the underlying property, the settlement date, the purchase price, or manner of determining the purchase price, and whether it must be paid when the purchase contract is issued or at a later date, the amount and kind, or manner of determining the amount and kind, of property to be delivered at settlement, whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract, and any other specific terms of the purchase contracts.

Units

We may offer units consisting of one or more securities described in this prospectus, in any combination. For any units we may offer, we will describe in the applicable supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer our preferred stock in one or more series. For any particular series we may offer, we will describe in the applicable supplement:

•	the specific designation;

•	the aggregate number of shares offered;

•	the dividend rate and periods, or manner of calculating the dividend rate and periods, if any;

•	the stated value and liquidation preference amount, if any;

•	the voting rights, if any;

•	the terms on which the series of preferred stock is convertible into shares of our common stock, preferred stock of another series, or other securities, if any;

•	the redemption terms, if any; and

•	any other specific terms of the series.

We also may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock. We will describe in the applicable supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements that we will enter into with one or more depositories.

Form of Securities

Unless we specify otherwise in the applicable supplement, we will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank SA/NV, Clearstream Banking, société anonyme, Luxembourg, or CDS Clearing and Depository Services Inc., as identified in the applicable supplement. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if we so specify in the applicable supplement. The securities issued in book-entry only form will be uncertificated or will be represented by a global security registered in the name of the specified depository, rather than certificated securities in definitive form registered in the name of each individual owner. Unless we specify otherwise in the applicable supplement, each sale of securities in book-entry only form will settle in immediately available funds through the specified depository.

A global security may be exchanged for certificated securities in definitive form registered in the names of the beneficial owners only under the limited circumstances described in this prospectus.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless we specify otherwise in the applicable supplement.

Listing

We will state in the applicable supplement whether the particular securities that we are offering will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of our other broker-dealer affiliates, may be an underwriter, dealer or agent for us.

Market-Making by Our Affiliates

Following the initial distribution of an offering of securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and other broker-dealer affiliates of ours, may offer and sell those securities in the course of their businesses as broker-dealers. Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such other broker-dealer affiliates may act as a principal or agent in these transactions. This prospectus and the applicable supplement or supplements also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Dividends

The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for the periods indicated.

	Three Months Ended	Year Ended December 31,
(Dollars in millions)	March 31, 2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (excluding interest on deposits)	3.43	3.45	3.52	3.07	1.71	2.18
Ratio of earnings to fixed charges (including interest on deposits)	2.99	3.11	3.28	2.92	1.65	2.06
Ratio of earnings to fixed charges and preferred dividends (excluding interest on deposits)	2.98	2.84	2.84	2.57	1.50	1.91
Ratio of earnings to fixed charges and preferred dividends (including interest on deposits)	2.66	2.62	2.70	2.47	1.46	1.83

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in our securities. This summary does not describe all of the risks and investment considerations with respect to an investment in our securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks and uncertainties that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in our subsequent filings that are incorporated by reference in this prospectus. You also should review the risk factors that will be set forth in other documents that we will file after the date of this prospectus, together with the risk factors set forth in any applicable supplement for a particular offering of securities. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations on our securities.

We are required periodically to submit a plan to the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”) describing our resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In our current plan, our preferred resolution strategy is a single point of entry (“SPOE”) strategy. This strategy provides that only Bank of America (the parent holding company) files for resolution under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. We have entered into intercompany arrangements governing the contribution of most of our capital and liquidity to these key subsidiaries. As part of these arrangements, we have transferred most of our assets (and have agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of our remaining assets secure our ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided us with a committed line of credit that, in addition to our cash, dividends and interest payments, including interest payments we receive in respect of the subordinated note, may be used to fund our obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require us to contribute our remaining financial assets to the wholly-owned holding company subsidiary if our projected liquidity resources deteriorate so severely that our resolution becomes imminent, which could materially and adversely affect our liquidity and ability to meet our obligations on our securities. In addition, our preferred resolution strategy could result in holders of our securities being in a worse position and suffering greater losses than would have been the case under bankruptcy or other resolution scenarios or plans.

Under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Financial Reform Act”), when a global systemically important banking organization (“G-SIB”), such as Bank of America, is in default or danger of default, the FDIC may be appointed receiver in order to conduct an orderly liquidation of such institution. In the event of such appointment, the FDIC could, among other things, invoke the orderly liquidation authority, instead of the U.S. Bankruptcy Code, if the Secretary of the U.S. Department of Treasury makes certain financial distress and systemic risk determinations. In 2013, the FDIC issued a notice describing its preferred “single point of entry” strategy for resolving a G-SIB. Under this approach, the FDIC could replace Bank of America with a bridge holding company, which could continue operations and result in an orderly resolution of the underlying bank, but whose equity would be held solely for the benefit of our creditors. The FDIC’s single point of entry strategy may result in holders of our securities suffering greater losses than would have been the case under a bankruptcy proceeding or a different resolution strategy.

If we enter a resolution proceeding, holders of our debt securities and equity securities would be at risk of absorbing our losses.

Under the rules of the Federal Reserve relating to total loss-absorbing capacity (the “TLAC Rules”), we are required to maintain minimum amounts of unsecured external long-term debt satisfying certain eligibility criteria (“eligible LTD”) and other loss-absorbing capacity for the purpose of absorbing our losses in a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act. If we enter a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act, our losses would be imposed first on holders of our equity securities and thereafter on our unsecured debt, including our debt securities, and some or all of such securities could be significantly reduced or eliminated.

Under our SPOE resolution strategy, and the single point of entry strategy preferred by the FDIC under Title II of the Financial Reform Act, the value that would be distributed to holders of our unsecured debt, including our debt securities, may not be sufficient to repay all or part of the principal amount and interest on such debt, and holders of such debt could receive no consideration at all under these resolution scenarios. Either of these resolution strategies could result in holders of our debt securities being in a worse position and suffering greater losses than would have been the case under a different resolution strategy. Although SPOE is our preferred resolution strategy, neither Bank of America nor a bankruptcy court would be obligated to follow our SPOE strategy. Additionally, the FDIC is not obligated to follow its single point of entry strategy to resolve Bank of America under Title II of the Financial Reform Act. For more information regarding the financial consequences of any such resolution proceeding, see “Description of Debt Securities—Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy” below.

We are subject to the Federal Reserve’s final rules requiring U.S. G-SIBs to maintain minimum amounts of long-term debt meeting specified eligibility requirements.

Commencing January 1, 2019, under the TLAC Rules, the U.S. G-SIBs, including Bank of America, are required to, among other things, maintain minimum amounts of eligible LTD, and other loss-absorbing capacity. Any senior long-term debt issued on or after January 1, 2017 must include terms required by the TLAC Rules in order to qualify as eligible LTD. Actions required to comply with the TLAC Rules could impact our funding and liquidity risk management plans.

Risks Relating to Debt Securities

Our obligations on the debt securities will be structurally subordinated to liabilities of our subsidiaries.

Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. As a result, our obligations under the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. In addition, our debt securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations. Further, creditors of subsidiaries recapitalized pursuant to our resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including our contributed assets.

Holders of our debt securities could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

If we sell or convey all or substantially all of our assets to one or more direct or indirect majority-owned subsidiaries of ours, under the indentures under which the debt securities will be issued, the subsidiary or subsidiaries will not be required to assume our obligations under such debt securities, and we will remain the sole obligor on such debt securities. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of our debt securities would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Debt Securities—Limitation on Mergers and Sales of Assets” below for more information.

Events for which acceleration rights under our senior debt securities may be exercised are more limited than those available pursuant to the terms of our outstanding senior debt securities issued prior to January 13, 2017.

In response to the TLAC Rules, on January 13, 2017, we modified the terms of our senior debt securities to be issued on or after that date to, among other things, limit the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated (unless specified otherwise in the applicable supplement).

All or substantially all of our outstanding senior debt securities issued prior to January 13, 2017 (the “Pre-2017 Senior Debt Securities”) provide acceleration rights for nonpayment or bankruptcy. The Pre-2017 Senior Debt Securities also provide acceleration rights if we default in the performance of our covenants in those debt securities or the applicable indenture under which those securities were issued. In addition, the Pre-2017 Senior Debt Securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, under the 1995 Senior Indenture (as supplemented) and the 2018 Senior Indenture (each as defined below), unless we specify otherwise in the applicable supplement, payment of the principal amount of our senior debt securities issued under either such indenture:

•

may be accelerated only (i) if we default in the payment of the principal of or interest on those senior debt securities and, in each case, the default continues for a period of 30 days, or (ii) upon our voluntary or involuntary bankruptcy and, in the case of our involuntary bankruptcy, the event continues for a period of 60 days; and

•	may not be accelerated if we default in the performance of any other covenants contained in such senior debt securities or the 1995 Senior Indenture or the 2018 Senior Indenture, as applicable.

As a result of these differing provisions, if we breach or otherwise default in the performance of a covenant (other than a payment covenant) that applies both to senior debt securities that we issued on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, the Pre-2017 Senior Debt Securities would have acceleration rights that would not be available to the holders of our other senior debt securities. In addition, if we fail to pay principal when due with respect to our senior debt securities issued on or after on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, an event of default would occur immediately with respect to the Pre-2017 Senior Debt Securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the 1995 Senior Indenture under which those debt securities were issued), while the holders of our other senior debt securities must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of Pre-2017 Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of our other senior debt securities could adversely affect our ability to make timely payments on such other senior debt securities thereafter.

The market value of the debt securities may be less than the principal amount of the debt securities.

The market for, and market value of, the debt securities may be affected by a number of factors. These factors include:

•	the method of calculating the principal of or any premium, interest or other amounts payable on the debt securities;

•	the time remaining to maturity of the debt securities;

•	the aggregate amount outstanding of the relevant debt securities;

•	any redemption or repayment features of the debt securities;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory and judicial events that affect the financial markets generally; and

•	any market-making activities with respect to the debt securities.

Often, the only way to liquidate your investment in the debt securities prior to maturity will be to sell the debt securities. At that time, there may be a very illiquid market for the debt securities or no market at all. If you sell your debt securities prior to maturity, you may receive less than the principal amount of such debt securities.

Acceleration rights for our subordinated debt securities are available only in limited circumstances.

The rights of acceleration under our subordinated debt securities are more limited than those available pursuant to the terms of our senior debt securities. Unless we specify otherwise in the applicable supplement, the payment of principal of our subordinated debt securities may be accelerated only in the event of our voluntary or involuntary bankruptcy under U.S. federal bankruptcy laws (and, in the case of our involuntary bankruptcy, such event continues for a period of 60 days). If you purchase any subordinated debt securities, you will have no right to accelerate the payment of principal of the subordinated debt securities if we fail to pay principal or interest when due on those subordinated debt securities or if we fail in the performance of any of our other obligations under those subordinated debt securities.

Our obligations under subordinated debt securities will be subordinated.

Holders of our subordinated debt securities should recognize that contractual provisions in the Subordinated Indentures (as defined below) may prohibit us from making payments on the subordinated debt securities. The subordinated debt securities are unsecured and subordinate and junior in right of payment to all of our senior indebtedness (as defined in the Subordinated Indentures), to the extent and in the manner provided in the Subordinated Indentures. In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceedings, including a proceeding under Title II of the Financial Reform Act. For additional information regarding the subordination provisions applicable to the subordinated debt securities, see “Description of Debt Securities—Subordination” below.

Redemption of our debt securities prior to maturity may result in a reduced return on your investment.

The terms of our debt securities may permit or require redemption of the debt securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Risks Related to Our Common Stock and Preferred Stock

Our ability to pay dividends on our common stock and preferred stock may be limited by regulatory policies and requirements.

We are subject to various regulatory policies and requirements relating to capital actions, including payment of dividends. For example, Federal Reserve regulations require us to submit a capital plan as part of an annual Comprehensive Capital Analysis and Review (CCAR) in order to assess our capital planning process, including any planned capital actions, such as payment of dividends. We may be prohibited from taking capital actions, such as paying or increasing dividends on our common stock or preferred stock, if the Federal Reserve objects to our CCAR capital plan. Our ability to pay dividends is also affected by the various minimum capital requirements, capital ratios and buffers established by the Federal Reserve. Adverse business and economic conditions may reduce our capital ratios below requirements. Additionally, the applicable federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a bank or a bank holding company, like Bank of America, that the payment of dividends by such entity would be an unsafe or unsound practice and to prohibit payment of those dividends.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, holders of our common stock are subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of our common stock are equity interests in us and do not constitute indebtedness. This means that shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock or depositary shares representing interests in such preferred stock then outstanding. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. As of March 31, 2018, the aggregate liquidation preference of all our outstanding preferred stock was approximately $25 billion.

Our preferred stock is equity and is subordinate to our existing and future indebtedness.

Shares of our preferred stock are equity interests in us and do not constitute indebtedness. This means that shares of our preferred stock and any depositary shares which represent interests in shares of our preferred stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on our preferred stock. In addition, holders of our preferred stock or depositary shares representing interests in shares of our preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

Cash dividends on our preferred stock are subject to certain limitations.

Unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our preferred stock (1) dividends are payable only when, as and if declared by our board of directors or a duly authorized committee of our board of directors and (2) as a corporation, we are restricted to making dividend payments and redemption payments on our preferred stock out of legally available funds. In addition, under the Federal Reserve’s risk-based capital rules related to additional Tier 1 capital instruments, dividends on our preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

If we are deferring payments on our outstanding junior subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on our common stock and preferred stock, or redeeming our preferred stock.

The terms of our currently outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our common stock and preferred stock, or redeeming, purchasing, acquiring, or making a liquidation payment on such stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated notes or at any time when we have deferred payment of interest on those junior subordinated notes.

Risks Relating to Certain Floating Rate Securities

Regulation, reform, and the potential or actual discontinuation of “benchmarks,” including LIBOR and EURIBOR, may adversely affect the value of, return on and trading market for our floating rate securities that are based on a “benchmark.”

The London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”) and certain other rates or indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory scrutiny and proposals for reform. Some of these reforms are already effective, while others are still to be implemented or formulated. These reforms may cause such “benchmarks” to perform differently than they performed in the past or to be discontinued entirely and may have other consequences that cannot be predicted. Any such consequences could adversely affect the value of, return on and trading market for any of our securities that are based on a “benchmark” to calculate interest or other payments due or dividends payable on those securities.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. In addition, regulators have stated that they will no longer encourage or require banks to submit rates for LIBOR after 2021, and similar actions may be taken with respect to other “benchmarks” in the future. Such actions may have the effect of discouraging market participants from continuing to administer or participate in or contribute to certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks,” or lead to the discontinuation of or unavailability of quotes for certain “benchmarks.” Uncertainty as to the nature and the effect of such reforms and actions and the potential or actual discontinuation of a “benchmark” may adversely affect the value of, return on and trading market for our securities that are based on a “benchmark.”

To the extent interest payments or dividends payable on securities are based on a specific “benchmark,” including LIBOR, that is discontinued or is no longer quoted, the applicable base rate will be determined using the applicable alternative methods described below under “Description of Debt Securities—Floating-Rate Notes,” unless we specify otherwise in the applicable supplement. Any of these alternative methods may result in interest rates and/or payments that are higher than, lower than or that do not otherwise correlate over time with the interest rates and/or payments that would have been made on those notes if the relevant “benchmark” was available in its current form. Further, the same reforms, actions, costs and/or risks that may lead to the discontinuation or unavailability of a “benchmark” may make one or more of the alternative methods impossible or impracticable to determine. Any such consequence could have an adverse effect on the value of, return on and trading market for such securities.

Other Risks

Our ability to pay dividends on our common stock and preferred stock and to make payments on our debt securities depends upon our receipt of funds from our subsidiaries and applicable laws and regulations, and actions we have taken pursuant to our resolution plan, could restrict the ability of our subsidiaries to transfer funds to us.

We are a holding company and conduct substantially all of our operations through our subsidiaries. We depend on dividends and other distributions, loans, advances and other payments from our subsidiaries to fund dividend payments on our common stock and preferred stock and to fund payments on our other obligations, including the debt securities. Many of our subsidiaries, including our bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or to our other subsidiaries. In addition, our bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Lower earnings in our subsidiaries can reduce the amount of funds available to us. Adverse business and economic conditions could affect our businesses and results of operations, including changes in interest and currency exchange rates, illiquidity or volatility in areas where we have concentrated credit risk, and a failure in or breach of our operational or security systems or infrastructure. Intercompany arrangements we have entered into in connection with our resolution planning could restrict the amount of funding available to us from our subsidiaries under certain adverse conditions, as described above under “—A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations on our securities.” These restrictions could prevent those subsidiaries from paying dividends or making other distributions to us or otherwise providing funds to us that we need in order to pay dividends or make payments on our securities. Also, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or otherwise will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized.

We cannot assure you that a trading market for your securities will ever develop or be maintained.

We may not list our securities on any securities exchange. We cannot predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of our securities in any secondary market may be limited. Although any underwriters or agents may purchase and sell our securities in the secondary market from time to time, these underwriters or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. We cannot assure you that a secondary market for any of our securities will develop, or that if one develops, it will be maintained.

Payments on the securities are subject to our credit risk, and actual or perceived changes in our creditworthiness may affect the value of our securities.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings may affect the market value of our securities. However, because the return on our securities generally depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks, if any, related to our securities.

Currency Risks

We may issue securities denominated in or whose principal, interest and/or other amounts payable are payable in a currency other than U.S. dollars, which we refer to as “Non-U.S. Dollar-Denominated Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Securities, non-U.S. dollar currency transactions, or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

An investment in a Non-U.S. Dollar-Denominated Security involves currency-related risks.

An investment in a Non-U.S. Dollar-Denominated Security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the relevant non-U.S. dollar currency or currencies and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and may adversely affect an investment in Non-U.S. Dollar-Denominated Securities.

In recent years, exchange rates between the U.S. dollar and a number of other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in a Non-U.S. Dollar-Denominated Security, and such changes in exchange rates may vary considerably during the life of that security. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Non-U.S. Dollar-Denominated Securities, including the principal or other amounts payable at maturity or the redemption amount payable upon those securities. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Securities to fall.

We will not adjust Non-U.S. Dollar-Denominated Securities to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable supplement, we will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Securities for changes in the foreign currency exchange rate for the relevant currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy can adversely affect foreign currency exchange rates and an investment in a Non-U.S. Dollar-Denominated Security.

Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. As a result, the amounts payable on and rate of return of a Non-U.S. Dollar-Denominated Security could be affected significantly and unpredictably by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country or region issuing the specified currency for a Non-U.S. Dollar-Denominated Security or elsewhere could result in significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the exchange or transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar-Denominated Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar-Denominated Securities may permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

The terms of any Non-U.S. Dollar-Denominated Securities may provide that we may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on the Non-U.S. Dollar-Denominated Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control, including the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a debt security has been replaced by a new currency, we may have the option to choose whether we make payments on such debt security in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of our affiliates, to be appointed by us. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

An investor may bear foreign currency exchange risk in a lawsuit for payment on Non-U.S. Dollar-Denominated Securities.

Any Non-U.S. Dollar-Denominated Securities typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Debt Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar-Denominated Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information about foreign currency exchange rates may not be indicative of future performance.

If we issue a Non-U.S. Dollar-Denominated Security, we may include in the applicable supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

BANK OF AMERICA CORPORATION

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681. Through our banking and various nonbank subsidiaries throughout the United States and in international markets, we provide a diversified range of banking and nonbank financial services and products.

USE OF PROCEEDS

Unless we describe a different use in the applicable supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include, but are not limited to, the following:

•	our working capital needs;

•	the funding of investments in, or extensions of credit to, our subsidiaries;

•	possible reductions, redemptions, repayments or repurchases of outstanding indebtedness or equity securities;

•	the possible acquisitions of, or investments in, other financial institutions or other businesses; and

•	other uses in the ordinary course of conducting our business.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional financings as we determine appropriate based on our needs and prevailing market conditions. These additional financings may include the sale of other securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indentures described below, and will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding, except obligations, including deposit liabilities, that are subject to any priorities or preferences by law.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indentures described below, and will be subordinated and junior in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indentures, from time to time outstanding to the extent and in the manner provided in the subordinated debt indentures. The subordinated debt securities will rank equally in right of payment with all our other unsecured and subordinated indebtedness, other than unsecured and subordinated indebtedness that by its terms is subordinated to the subordinated debt securities. Neither the senior debt indentures nor the subordinated debt indentures limit our ability to incur additional “senior indebtedness.”

This section of the prospectus provides a summary of the material terms of the 2018 Indentures (as defined below) and the 1995 Indentures (as defined below) and certain specific terms of debt securities that may be applicable if so specified in the applicable supplement for such debt securities. Where applicable, this section also describes material differences between the terms of the 2018 Indentures and the 1995 Indentures and certain specific terms of the debt securities issued thereunder. Unless otherwise indicated, the descriptions in this section apply to debt securities issued under either of the 2018 Indentures and either of the 1995 Indentures.

Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy

Beginning January 1, 2019, we will be required to be in full compliance with the TLAC Rules, which aim to improve the resiliency and resolvability of U.S. global systemically important bank holding companies (“covered BHCs”), including Bank of America, in the event of failure or material financial distress. The TLAC Rules include the requirement that each covered BHC maintain a minimum amount of eligible LTD and other loss-absorbing capacity. The eligible LTD would absorb the covered BHC’s losses, following the depletion of its equity, upon its entry into a resolution proceeding under the U.S. Bankruptcy Code or a resolution proceeding administered by the FDIC under Title II of the Financial Reform Act.

Under Title I of the Financial Reform Act, we are required by the Federal Reserve and the FDIC to periodically submit a plan for a rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy under this plan is our SPOE strategy under which only Bank of America would enter bankruptcy proceedings. Under this strategy, and pursuant to existing intercompany arrangements which we have transferred most of our assets to a wholly-owned holding company subsidiary, which holds the equity interests in our key operating subsidiaries, we would contribute our remaining financial assets, less a holdback to cover our bankruptcy expenses, to this wholly-owned holding company subsidiary prior to filing for bankruptcy. We would then file for bankruptcy under Chapter 11 of the

U.S. Bankruptcy Code. Pursuant to an order from the bankruptcy court under section 363 of the Bankruptcy Code, we, as debtor-in-possession, would transfer our subsidiaries to a newly-formed entity (“NewCo”) that would be held in trust for the sole and exclusive benefit of our bankruptcy estate.

Under our SPOE resolution strategy, the obligations of Bank of America on its unsecured debt, including the debt securities offered pursuant to this prospectus, would not be assumed by NewCo; instead, the claims on such obligations would be left behind in the bankruptcy proceeding. After the transferred subsidiaries were stabilized, NewCo’s residual value in the form of shares or proceeds from the sale of shares would be distributed to the holders of claims against the bankruptcy estate in accordance with the priority of their claims, including to holders of our debt securities.

In 2013, the FDIC issued a notice describing its similar preferred “single point of entry” recapitalization model for resolving a global systemically important banking group, such as Bank of America, under Title II of the Financial Reform Act. Under Title II, when a covered BHC is in default or danger of default, the FDIC may be appointed receiver in order to conduct an orderly liquidation of such institution as an alternative to resolution of the entity under the U.S. Bankruptcy Code. Pursuant to the single point of entry recapitalization model, the FDIC would use its power to create a “bridge entity” for the covered BHC; transfer the systemically important and viable parts of the covered BHC’s business to the bridge entity; recapitalize those subsidiaries using assets of the covered BHC that have been transferred to the bridge entity; and exchange external debt claims against the covered BHC, including claims of holders of our debt securities and other unsecured debt, for equity in the bridge entity. This strategy would allow operating subsidiaries of the covered BHC to continue to operate and impose losses on stockholders and creditors of the covered BHC.

The Indentures

The senior debt securities and the subordinated debt securities each are governed by a document called an indenture, which is a contract between us and the applicable trustee. Senior debt securities will be issued under the Indenture dated as of June 27, 2018 (for senior debt securities) (as supplemented from time to time, the “2018 Senior Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, and subordinated debt securities will be issued under the Indenture dated as of June 27, 2018 (for subordinated debt securities) (as supplemented from time to time, the “2018 Subordinated Indenture” and, together with the 2018 Senior Indenture, the “2018 Indentures”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. These indentures are substantially identical in all material respects, except for:

•	the covenant described below under “—Sale or Issuance of Capital Stock of Banks,” which is included only in the 2018 Senior Indenture;

•	the provisions relating to subordination described below under “—Subordination,” which are included only in the 2018 Subordinated Indenture; and

•

the events of default relating to payment defaults and specific provisions for covenant breaches, as described below under “—Events of Default and Rights of Acceleration; Covenant Breaches,” which are not included in the 2018 Subordinated Indenture.

We have previously issued senior debt securities under the Indenture for senior debt securities dated as of January 1, 1995 (as supplemented, the “1995 Senior Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and subordinated debt securities under the Indenture for subordinated debt securities dated as of January 1, 1995 (as supplemented, the “1995 Subordinated Indenture” and, together with the 1995 Senior Indenture, the “1995 Indentures”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as successor trustee. In addition to debt securities that we may issue under the 2018 Indentures, as described below under “—Different Series of Debt Securities,” we may “reopen,” or increase the principal amount of, a series of debt securities previously issued under either of the 1995 Indentures by selling additional debt securities with the same terms; provided, however, that we will reopen a series of senior debt securities issued under the 1995 Senior Indenture only if the debt securities of such series were first issued on or after January 13, 2017. We refer to the 2018 Senior Indenture and the 1995 Senior Indenture each as a “Senior Indenture” and, together, as the “Senior Indentures” and refer to the 2018 Subordinated Indenture and the 1995 Subordinated Indenture each as a “Subordinated Indenture” and, together, as the “Subordinated Indentures.”

In this prospectus, when we refer to “debt securities,” we mean both our senior debt securities and our subordinated debt securities, and when we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee under each indenture has two principal functions:

•

First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest payments and notices.

None of the indentures limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The indentures and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, none of the indentures contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the general terms and provisions of the indentures. We have filed the 1995 Indentures and the 2018 Indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain copies of the indentures. Whenever we refer to the defined terms of an indenture in this prospectus or in a supplement hereto without defining them, the terms have the meanings given to them in that indenture. You must look to the indentures for the most complete description of the information summarized in this prospectus.

Form and Denomination of Debt Securities

Unless we specify otherwise in the applicable supplement, we will issue each debt security in book-entry only form. Debt securities in book-entry only form will be represented by a global security registered in the name of a depository. Accordingly, the depository will be the registered holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.”

Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security. Your debt securities will not be represented by a master global security unless we so specify in the applicable supplement.

Unless we specify otherwise in the applicable supplement, we will issue our debt securities in fully registered form, without coupons. If we issue a debt security in bearer form, we will describe the special considerations applicable to bearer securities in the applicable supplement. Some of the features that we describe in this prospectus may not apply to bearer securities.

Our debt securities may be denominated, and cash payments with respect to the debt securities may be made, in U.S. dollars or in another currency. Unless we specify otherwise in the applicable supplement, the debt securities will be denominated, and cash payments with respect to the debt securities will be made, in U.S. dollars, and the debt securities ordinarily will be issued in denominations of $1,000 and multiples of $1,000 in excess of $1,000. If any of the debt securities are denominated, or if principal, any premium, interest, and any other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Different Series of Debt Securities

We may issue our debt securities from time to time in one or more series with the same or different maturities. We also may “reopen” a series of our debt securities, including a series of our debt securities originally issued under one of the 1995 Indentures (provided, however, that we will reopen a series of debt securities issued under the 1995 Senior Indenture only if the debt securities of such series were first issued on or after January 13, 2017). This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms, provided that such additional debt securities shall be fungible for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may begin to bear interest at a different date.

This section of the prospectus summarizes the material terms of the debt securities that are common to all series under the respective indentures. We will describe the financial and other specific terms of the series of debt securities being offered in the applicable supplement. The applicable supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable supplement and this prospectus, the applicable supplement will control.

The terms of your series of debt securities as described in the applicable supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $1,000 and multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or floating, and the method used to calculate that interest;

•	the base rate that will be used to determine the amounts of any payments on floating rate debt securities;

•	the interest payment dates, the regular record dates for the interest payment dates, the dates from which interest will begin to accrue, and the applicable business day convention;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•

any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	if the debt securities will be represented by a master global security;

•	if the debt securities will be listed on any securities exchange; or

•	any other terms of the debt securities that are permitted under the applicable indenture.

Fixed-Rate Notes

General.  We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable supplement. We refer to these as “fixed-rate notes.” Unless we specify otherwise in the applicable supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the fixed-rate note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable supplement, until the principal is paid or made available for payment or the fixed-rate note is converted or exchanged.

Unless we specify otherwise in the applicable supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the dates set forth in the applicable supplement (each such day being an “interest payment date” for a fixed-rate note) and at maturity. Each interest payment due on an interest payment date or the maturity date will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable supplement, (a) interest on U.S. dollar-denominated fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention, (b) interest on Australian dollar-denominated fixed-rate notes will be calculated on the basis of the actual number of days elapsed and the actual number of days in the year, which we may refer to as the “Actual/Actual” day count convention and (c) interest on Canadian dollar-denominated fixed-rate notes will be computed and paid on the basis of (i) the 30/360 day count convention when calculating interest for a full semi-annual interest period and (ii) the actual number of days in the relevant period divided by 365, when calculating interest for any period that is shorter than a full semi-annual interest period, which we may refer to as the “Actual/Actual (Canadian Compound Method)” day count convention. We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Payable.”

Amortizing Notes.  We also may issue “amortizing notes,” which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the debt security. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

General.  We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate,” or by reference to one or more interest rate formulae. We refer to these debt securities as “floating-rate notes.” The base rate may be one or more of the following:

•	the federal funds rate, in which case the debt security will be a “federal funds rate note”;

•	the London interbank offered rate, in which case the debt security will be a “LIBOR note”;

•	the euro interbank offered rate, in which case the debt security will be a “EURIBOR note”;

•	the Canadian dollar Bankers’ Acceptance Rate, or CDOR, in which case the debt security will be a “CDOR note”;

•	the prime rate, in which case the debt security will be a “prime rate note”;

•	the treasury rate, in which case the debt security will be a “treasury rate note”;

•	the Australian dollar Bank Bill Swap Reference Rate, in which case the debt security will be a “BBSW Rate Note”; or

•	any other interest rate formula as may be specified in the applicable supplement.

The interest rate for a floating-rate note will be determined by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating-rate note, the “index maturity” is the period to maturity of the instrument for which the base rate is calculated and will be specified in the applicable supplement. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we may specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

In addition, the interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more to any one borrower.

Unless we specify otherwise in the applicable supplement, each floating-rate note will bear interest from its original issue date or from the most recent date to which interest on the floating-rate note has been paid or made available for payment. Interest will accrue on the principal of a floating-rate note at the annual rate determined according to the interest rate formula stated in the applicable supplement, until the principal is paid or made available for payment or the floating-rate note is converted or exchanged. Unless we specify otherwise in the applicable supplement, we will pay interest on any floating-rate note monthly, quarterly, semi-annually, or annually, as applicable, in arrears, on the dates set forth in the applicable supplement (each such day being an “interest payment date” for a floating-rate note) and at maturity. Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be (each such period, an “interest period”). Interest payment dates and interest periods may be adjusted in accordance with the business day convention (as described below under “—Payment of Principal,

Interest, and Other Amounts Payable—Business Day Conventions”) specified in the applicable supplement. We will make payments on floating-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Payable.”

How Interest Is Reset.  The interest rate in effect from the date of issue to the first interest reset date for a floating-rate note will be the initial interest rate determined as described in the applicable supplement. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the applicable supplement. We refer to each date on which the interest rate for a floating-rate note will reset as an “interest reset date.”

The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. Unless we specify otherwise in the applicable supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•

for a LIBOR note, the second London Banking Day (as defined below) preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date;

•	for a EURIBOR note, the second TARGET Settlement Date (as defined below) preceding the interest reset date;

•	for a CDOR note, the first Toronto Banking Day (as defined below) of the relevant interest period;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) of the applicable index maturity would normally be auctioned;

•	for a BBSW Rate Note, the first day of the relevant interest period; and

•

for a floating-rate note with two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date. If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day unless we specify otherwise in the applicable supplement.

We will specify the interest reset dates in the applicable supplement. Interest reset dates may be adjusted in accordance with the business day convention (as described below under “—Payment of Principal, Interest, and Other Amounts Payable—Business Day Conventions”) specified in the applicable supplement.

Calculation of Interest.  Calculations relating to floating-rate notes will be made by the applicable calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates and may also be The Bank of New York Mellon Trust Company, N.A. We will identify in the applicable supplement the calculation agent we have appointed for a particular series of debt securities as of its original issue date. We may appoint different calculation agents from time to time after the original issue date of a floating-rate note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee and us.

For each floating-rate note, the calculation agent will determine, on the corresponding interest determination date, the interest rate for the applicable interest period. In addition, on the relevant calculation date, the calculation agent will calculate the amount of interest that has accrued during each interest period. Unless we specify otherwise in the applicable supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable supplement, the calculation date pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable supplement, the daily interest factor will be computed on the basis of:

•	a 360-day year of twelve 30-day months if the day count convention specified in the applicable supplement is “30/360”;

•	the actual number of days in the relevant period divided by 360 if the day count convention specified in the applicable supplement is “Actual/360”;

•

the actual number of days in the relevant period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, if the day count convention specified in the applicable supplement is “Actual/Actual”; or

•	the actual number of days in the relevant period divided by 365, if the day count convention specified in the applicable supplement is “Actual/365 (Fixed).”

If no day count convention is specified in the applicable supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•

for federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, CDOR notes and BBSW Rate Notes, on the basis of the actual number of days in the relevant period divided by 360;

•	for treasury rate notes, on the basis of the actual number of days in the relevant period divided by 365 or 366, as applicable; and

•	for CDOR notes and BBSW Rate Notes, on the basis of the actual number of days in the relevant period divided by 365.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

In determining the base rate that applies to a floating-rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions of the base rates below and/or in the applicable supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating-rate notes and its affiliates, and they may include our affiliates.

At the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

LIBOR Notes.  Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or other index currency, as specified in the applicable supplement.

LIBOR for any interest determination date will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the applicable supplement, commencing on the related interest reset date, as the rates appear on the Designated LIBOR Page designated in the applicable supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page, except that, if the Designated LIBOR Page only provides for a single rate, that single rate will be used. If fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:

•

The calculation agent will request on the interest determination date four major banks in the London interbank market, as selected and identified by us, to provide their offered quotations for deposits in a representative amount in the relevant index currency having an index maturity specified in the applicable supplement commencing on the interest reset date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean (rounded upward if necessary to the nearest ..00001 of 1%) of those quotations.

•

If fewer than two quotations are provided, we will select and identify to the calculation agent three major banks in New York City, or if the relevant index currency is not U.S. dollars, the principal financial center of the country issuing the index currency. On the interest reset date, those three banks will be requested by the calculation agent to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the applicable supplement commencing on the interest reset date and in a representative amount to leading European banks at approximately 11:00 A.M., New York time (or the time in the relevant principal financial center). If three quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•

If fewer than three New York City banks (or banks in the relevant principal financial center) selected by us are quoting rates, LIBOR for the applicable interest period will be equal to LIBOR in effect for the then-current interest period or, if LIBOR is not applicable to the then-current interest period (for example because the note bears interest at a fixed rate for the then-current interest period), the most recent rate that could have been determined in accordance with the second paragraph of this section entitled “—LIBOR Notes.”

Notwithstanding the foregoing, if the calculation agent determines on or prior to the relevant interest determination date, after consultation with us, that LIBOR has been discontinued, then we will appoint in our sole discretion an investment bank of national standing, which may be our affiliate, to determine whether there is a substitute or successor base rate to LIBOR that is consistent with accepted market practice. If such investment bank of national standing determines that there is such a substitute or successor base rate, the calculation agent shall use such substitute or successor base rate. In such case, the calculation agent will implement changes to the business day convention, the definition of business day, the interest determination date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate, all as directed by the investment bank of national standing. If the investment bank of national standing determines that there is no such substitute or successor base rate as so provided above, LIBOR for the applicable interest period will be determined in accordance with the steps provided in the immediately preceding paragraph.

The determination of LIBOR for certain LIBOR notes reopened under either of the 1995 Indentures may differ from the provisions described above, in which case the applicable supplement will describe the method by which LIBOR will be determined for such notes.

“Representative amount” means, unless we specify otherwise in the applicable supplement, in the case of a LIBOR note where the index currency is U.S. dollars, $1,000,000 and, in the case of LIBOR notes where the index currency is a currency other than U.S. dollars, an amount that, in our judgment, is representative of a single transaction in the relevant market at the relevant time.

“Designated LIBOR Page” means the display on the Thomson Reuters Eikon service, or any successor or replacement service (“Reuters”), on page LIBOR01, or such other page as designated in the applicable supplement, for the purpose of displaying the London interbank rates of major banks for the applicable index currency, or any successor or replacement page or pages on that service.

EURIBOR Notes.  Each EURIBOR note will bear interest at the EURIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

EURIBOR, for any interest determination date, will mean the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI-The Financial Markets Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the index maturity specified in the applicable supplement, as that rate appears on the Designated EURIBOR Page, as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If no offered rate appears on the Designated EURIBOR Page on an interest determination date at approximately 11:00 A.M., Brussels time, then the calculation agent will request four major banks in the Eurozone interbank market selected and identified by us to provide a quotation of the rate at which deposits in euro having the index maturity specified in the applicable supplement are offered to prime banks in the Eurozone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the average of those quotations.

•

If fewer than two quotations are provided, then the calculation agent will request four major banks in the Eurozone interbank market selected and identified by us to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the interest determination date, for loans in euro to prime banks in the Eurozone interbank market for a period of time equivalent to the index maturity specified in the applicable supplement commencing on that interest reset date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the average of those quotations.

•	If three quotations are not provided, EURIBOR for that interest determination date will be equal to EURIBOR for the immediately preceding interest period.

“Designated EURIBOR Page” means the display on the page specified in the applicable supplement for the purpose of displaying the Eurozone interbank rates of major banks for the euro; provided, however, that if no such page is specified in the applicable supplement, the display on Reuters on the EURIBOR01 page (or any other page as may replace such page on such service) shall be used.

“Eurozone” means the region comprised of member states of the European Union that adopted the single currency in accordance with the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992) and the Treaty of Amsterdam (signed in Amsterdam on October 2, 1997).

CDOR Notes.  Each CDOR note will bear interest at the Canadian dollar Bankers’ Acceptance Rate (“CDOR”), adjusted by any spread or spread multiplier, as specified in the applicable supplement.

CDOR, for any interest determination date, will mean the average bid rate of interest (expressed as an annual percentage rate) rounded to the nearest one-hundred-thousandth of one percent (with 0.000005 percent being rounded up) for Canadian dollar bankers’ acceptances having the index maturity specified in the applicable supplement which appears on the Reuters Screen CDOR Page, referred to as the “Reuters Screen CDOR Page,” as of 10:00 A.M., Toronto time.

If CDOR does not appear on the Reuters Screen CDOR Page on an applicable interest determination date, or if the Reuters Monitor Money Rates Service is not available or ceases to exist, CDOR for such interest determination date will be determined using an Alternative CDOR Page as of an Alternative Time on such day. If no such Alternative CDOR Page is available on such day, CDOR for such interest determination date shall be the average of the bid rates of interest (expressed and rounded as set forth above) for Canadian dollar bankers’ acceptances having the index maturity specified in the applicable supplement for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on the applicable interest determination date.

“Reuters Screen CDOR Page” shall mean the display designated as page “CDOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the CDOR page on that service) for the purpose of displaying, among other things, Canadian dollar bankers’ acceptance rates.

“Alternative CDOR Page” shall mean the display, designated as page “CDOR” on Bloomberg, or an equivalent service that displays average bid rates of interest for Canadian dollar bankers’ acceptances having the index maturity specified in the applicable supplement.

“Alternative Time,” for any Alternative CDOR Page, shall mean the time of day at which such Alternative CDOR Page becomes available.

Treasury Rate Notes.  Each treasury rate note will bear interest at the treasury rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

The “treasury rate” for any interest determination date will be the rate set at the auction of direct obligations of the United States, referred to as “Treasury bills,” having the index maturity described in the applicable supplement, as specified under the caption “INVEST RATE” on Reuters page USAUCTION10 or page USAUCTION11.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•

If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 5:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary U.S. government securities dealers, selected by us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

•	If the dealers selected by us are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D x N	x 100
360-(D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release of the Federal Reserve, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes.  Each federal funds rate note will bear interest at the federal funds rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

If “Federal Funds (Effective) Rate” is specified in the applicable supplement, the federal funds rate for any interest determination date will be the rate on that date for U.S. dollar federal funds, as published in H.15 Daily Update under the heading “Federal funds (effective)” and displayed on Reuters on page FEDFUNDS1 under the heading “EFFECT,” referred to as “Reuters Page FedFunds1.” If this rate is not published in H.15 Daily Update by 5:00 P.M., New York City time, on the related calculation date, or does not appear on Reuters Page FedFunds1, the federal funds rate will be the rate on that interest determination date as published in any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective).” If this alternate rate is not published in another recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on the business day following that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by us. If fewer than three brokers selected by us are so quoting, the federal funds rate will be the federal funds rate in effect on that interest determination date.

If “Federal Funds Open Rate” is specified in the applicable supplement, the federal funds rate will be the rate on that interest determination date set forth under the heading “Federal Funds” opposite the caption “Open” and displayed on Reuters on page 5, referred to as “Reuters Page 5,” or if that rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that interest determination date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by us. If fewer than three brokers selected by us are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

If “Federal Funds Target Rate” is specified in the applicable supplement, the federal funds rate will be the rate on that interest determination date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If that rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for the applicable interest determination date will be the rate for that day appearing on Reuters on page USFFTARGET=, referred to as “Reuters Page USFFTARGET=.” If that rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by us. If fewer than three brokers selected by us are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

Prime Rate Notes.  Each prime rate note will bear interest at the prime rate, as adjusted by any spread or spread multiplier, as specified in the applicable supplement.

The “prime rate” for any interest determination date will be the prime rate or base lending rate on that date, as published in H.15 Daily Update by 5:00 P.M., New York City time, on the related calculation date, under the heading “Bank prime loan” (or in another recognized electronic source determined by the calculation agent in its sole discretion).

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15 Daily Update by 5:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan” (or in another recognized electronic source determined by the calculation agent in its sole discretion).

•

If the alternative rate described above is not published in another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters page USPRIME1 for that interest determination date, by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by us.

•	If the banks selected by us are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.

BBSW Rate Notes.  Each BBSW note will bear interest at a rate equal to the Australian dollar Bank Bill Swap Reference Rate (the “BBSW Rate”), as adjusted by any spread or spread multiplier, as specified in the applicable supplement.

The BBSW Rate, for any interest determination date, will be the rate for prime bank eligible securities having a tenor closest to the interest period which is designated as the “AVG MID” on the Reuters Screen BBSW Page at approximately 10:10 a.m., Sydney time, on as determined by the calculation agent on the interest determination date.

If the rate is not published prior to 10:30 a.m., Sydney time, on the interest determination date, or if it is displayed but the calculation agent determines that there is a manifest error in that rate, then the BBSW Rate will be the rate determined by the calculation agent having regard to comparable indices then available.

“Reuters Screen BBSW page” means the display which appears on the display on Reuters as page “BBSW” (or any other page as may replace such page), for the purpose of displaying BBSW rates or base lending rates of major Australian banks.

Fixed/Floating Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We will describe the determination of interest for any of these debt securities in the applicable supplement.

Original Issue Discount Notes

A fixed-rate note or a floating-rate note may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of that debt security, as described in the applicable supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—Taxation of Debt Securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of Principal, Interest, and Other Amounts Payable

Paying Agents.  We may appoint one or more financial institutions to act as our paying agents. Unless we specify otherwise in the applicable supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the debt securities through the trustee’s office. That office is currently located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. For debt securities originally issued under the 1995 Indentures and subsequently reopened, the trustee’s office is located at 101 Barclay Street, New York, New York 10286. At any time, we may rescind the designation of a paying agent, appoint a successor or an additional paying agent, or approve a change in the office through which any paying agent acts in accordance with the applicable indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign.

Payments to Holders and Record Dates for Interest.  We refer to each date on which interest is payable on a debt security as an “interest payment date.” Unless we specify otherwise in the applicable supplement, the provisions described in this section will apply to payments on the debt securities.

Subject to any applicable business day convention as described below, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date of, the debt securities. Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the debt security on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable supplement, the record date for any interest payment for a debt security in book-entry only form generally will be the date that is two business days (in the case of debt securities denominated in Canadian dollars) or one business day (for all other debt securities, unless we specify otherwise in the applicable supplement) prior to the payment date. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable supplement, the regular record date for an interest payment date will be the fifteenth calendar day prior to the interest payment date as originally scheduled to occur, whether or not that date is a business day.

Business Day Conventions.  If the applicable supplement specifies that one of the following business day conventions is applicable to a debt security, the interest payment dates, interest reset dates, and interest periods for that debt security will be affected and, consequently, may be adjusted as described below. Unless we specify otherwise in the applicable supplement, any interest payment due at maturity or on a redemption date or repayment date will not be affected as described below.

•

“Following business day convention (adjusted)” means, if an interest payment date would otherwise fall on a day that is not a business day (as described below), then such interest payment date will be postponed to the next day that is a business day. Unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Modified following business day convention (adjusted)” means, if an interest payment date would otherwise fall on a day that is not a business day, then such interest payment date will be postponed to the next day that is a business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date will be advanced to the immediately preceding day that is a business day. In each case, unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days under the following unadjusted business day convention.

•

“Modified following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and, provided further that, if such next succeeding business day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

Interest reset dates and interest periods also are not adjusted for non-business days under the modified following unadjusted business day convention.

•

“Preceding business day convention” means, if an interest payment date would otherwise fall on a day that is not a business day, then such interest payment date will be advanced to the immediately preceding day that is a business day. If the preceding business day convention is specified in the applicable supplement to be “adjusted,” then the related interest reset dates and interest periods also will be adjusted for non-business days; however, if the preceding business day convention is specified in the applicable supplement to be “unadjusted,” then the related interest reset dates and interest periods will not be adjusted for non-business days.

In all cases, unless we specify otherwise in the applicable supplement, if the maturity date or any earlier redemption date or repayment date with respect to any debt security falls on a day that is not a business day, any payment of principal, premium, if any, interest and any other amounts otherwise due on such day will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity date, redemption date or repayment date, as the case may be.

If no business day convention is specified in the applicable supplement, then, with respect to any interest period during which the debt security bears interest at a fixed rate, the following unadjusted business day convention will apply, and, with respect to any interest period during which the debt security bears interest at a floating rate, the modified following business day convention (adjusted) will apply. We also may specify and describe a different business day convention from those described above in the applicable supplement.

Unless we specify otherwise in the applicable supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, is any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•

for any LIBOR note, also is a day on which commercial banks are open for business (including dealings in the index currency specified in the applicable supplement) in London, England (a “London Banking Day”);

•

for any debt security denominated in euro or any EURIBOR note, also is a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating (a “TARGET Settlement Date”);

•

for any debt security denominated in Canadian dollars or any CDOR note, also is not a legal holiday in Toronto, Ontario and is not a day on which banking institutions in that city are authorized or required by law or regulation to be closed (a “Toronto Banking Day”);

•	for any debt security denominated in Australian dollars or any BBSW Rate Note, also is not a legal holiday in London, England or Sydney, Australia; and

•

for any debt security that has a specified currency other than U.S. dollars, euro, Canadian dollars or Australian dollars, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

Payments Due in U.S. Dollars.  Unless we specify otherwise in the applicable supplement, we will follow the practices described in this subsection when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a debt security in definitive form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

Payments Due in Other Currencies.  Unless we specify otherwise in the applicable supplement, we will follow the practices described in this subsection when we pay amounts that are due on a debt security in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”). Unless we specify otherwise in the applicable supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.” Unless we specify otherwise in the applicable supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or an office of the applicable paying agent, as specified in the applicable supplement.

If we issue a non-U.S. dollar-denominated debt security, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest, or other amounts payable on that debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. Unless we specify otherwise in the applicable supplement, if the specified currency is unavailable and has not been replaced, we may satisfy our obligations to holders of the non-U.S. dollar-denominated debt security by making those payments on the date of payment in U.S. dollars. Unless we specify otherwise in the applicable supplement, if the specified currency is unavailable and has been replaced by another currency that has become legal tender for the payment of public and private debts in the country issuing the specified currency as of the original issue date (a “replacement currency”), we may satisfy our obligations to holders of the non-U.S. dollar-denominated debt security by making those payments on the date of payment in the replacement currency or in U.S. dollars, at our option.

At the time the specified currency for a non-U.S. dollar-denominated debt security becomes unavailable due to circumstances beyond our control as described above, we will appoint a financial institution to act as the exchange rate agent to convert the applicable specified currency into U.S. dollars or the replacement currency, if any. If we issue a non-U.S. dollar-denominated debt security in book-entry only form with beneficial interests held through DTC, at the time of issuance of that non-U.S. dollar denominated debt security we will appoint a financial institution to act as the exchange rate agent to convert the applicable specified currency into U.S. dollars, and such exchange rate agent will be identified in the applicable supplement for that non-U.S. dollar-denominated debt security. In any such case, the exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

No Sinking Fund

Unless we specify otherwise in the applicable supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable supplement will indicate whether we may redeem the debt securities prior to their stated maturity. If we may redeem the debt securities prior to their stated maturity, the applicable supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. The redemption of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. In addition, unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be redeemed prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators. Unless we specify otherwise in the applicable supplement, and, except as described below with respect to a make-whole redemption, we may redeem debt securities only on an interest payment date, and the redemption price will be 100% of the principal amount of the debt securities to be redeemed, plus any accrued and unpaid interest.

If specified in the applicable supplement, we may redeem the debt securities of any series, at our option, in whole, but not in part, on the interest payment dates or other dates specified in the applicable supplement upon at least 10 business days’ but not more than 60 calendar days’ prior written notice to holders of the applicable series of debt securities being redeemed at a redemption price equal to 100% of the principal amount of such series of debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date.

Make-Whole Redemption.  If we specify in the applicable supplement, we may redeem the debt securities of any series, at our option, in whole at any time or in part from time to time upon at least 10 business days’ but not more than 60 calendar days’ prior written notice to the holders of the series of debt securities being redeemed, at a “make-whole” redemption price equal to, with respect to debt securities denominated in U.S. dollars, Canadian dollars or Australian dollars, the greater of:

(i)	100% of the principal amount of the debt securities being redeemed; or

(ii)

as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the series of debt securities being redeemed from the date of redemption either (a) to the stated maturity of such debt securities or, (b) if the applicable supplement provides that such debt securities may also be redeemed at a redemption price equal to 100% of the principal amount of such series of debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, to the first date on which such debt securities may be so redeemed (in each case, not including any interest accrued to, but excluding, the applicable redemption date) discounted to the applicable redemption date on a semi-annual basis (assuming, unless otherwise specified in the applicable supplement, (1) a 360-day year consisting of twelve 30-day months in the case of debt securities denominated in U.S. dollars or Canadian dollars or (2) a 365-day year, in the case of debt securities denominated in Australian dollars) at (x) in the case of debt securities denominated in U.S. dollars, the treasury rate, (y) in the case of debt securities denominated in Canadian dollars, the GOC bond yield or (z) in the case of debt securities denominated in Australian dollars, the Australian Treasury Bond Rate, plus, in either case of (x), (y) or (z), a spread as indicated in the applicable prospectus supplement, plus, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of series of debt securities being redeemed to, but excluding, the applicable redemption date. The applicable supplement may provide different terms with respect to a make-whole redemption than those described herein, in which case the terms described in the applicable supplement will govern.

Notwithstanding the foregoing, any interest on the relevant series of debt securities being redeemed that is due and payable on an interest payment date falling on or prior to a redemption date for such series of debt securities will be payable on such interest payment date to holders of such debt securities as of the close of business on the relevant record date according to the terms of such debt securities and the applicable indenture.

Unless we default on payment of the applicable redemption price, interest will cease to accrue on the applicable series of debt securities or portions thereof called for redemption on the applicable redemption date. If fewer than all of the applicable series of debt securities are to be redeemed, for so long as such debt securities are in book-entry only form, such debt securities to be redeemed will be selected in accordance with the procedures of (a) The Depository Trust Company, in the case of debt securities denominated in U.S. dollars, (b) CDS Clearing and Depository Services, Inc., in the case of debt securities denominated in Canadian dollars or (c) Euroclear Bank SA/NV and Clearstream Banking, société anonyme, in the case of debt securities denominated in Australian dollars.

If we redeem any of our debt securities pursuant to a “make-whole” optional redemption, the quotation agent is expected to be Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Canada Inc. or Merrill Lynch (Australia) Futures Limited, as applicable. Because the quotation agent, including any successor quotation agent or any other entity identified by us in the applicable supplement as a quotation agent, is expected to be our affiliate, the economic interests of such quotation agent may be adverse to your interests as a holder of debt securities subject to our redemption, including with respect to certain determinations and judgments it must make as quotation agent in connection with such “make-whole” optional redemption described above.

For any debt securities denominated in U.S. dollars, Canadian dollars or Australian dollars being redeemed pursuant to a make-whole redemption, the below terms will have the following meaning:

For Debt Securities Denominated in U.S. Dollars:

“treasury rate” means, with respect to the applicable redemption date, the rate per annum equal to: (1) the yield, under the heading that represents the average for the week immediately prior to the applicable calculation date, appearing in the most recently published statistical release appearing on the website of the Federal Reserve or in another recognized electronic source, in each case, as determined by the quotation agent in its sole discretion, and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity corresponding to the applicable comparable treasury issue; provided that, if no such maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the applicable comparable treasury issue will be determined and the applicable treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week immediately prior to the applicable calculation date or does not contain such yields, the semi-annual equivalent yield to maturity or interpolated maturity (on a day-count basis) of the applicable comparable treasury issue, calculated using a price for the applicable comparable treasury issue (expressed as a percentage of its principal amount) equal to the related comparable treasury price for such redemption date.

The applicable treasury rate will be calculated by the quotation agent on the third business day preceding the applicable redemption date of the relevant series of debt securities being redeemed.

“comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated (on a day-count basis) maturity comparable to the remaining term from such redemption date either (a) to the stated maturity of such debt securities or, (b) if the applicable supplement provides that such debt securities may also be redeemed at a redemption price equal to 100% of the principal amount of such series of debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, to the first date on which such debt securities may be so redeemed (such date, the “remaining life”) of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities to be redeemed.

“comparable treasury price” means, with respect to a redemption date, (1) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, provided that the quotation agent obtains five reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“reference treasury dealer” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its successor or any of our other affiliates that may be identified as a reference treasury dealer in the applicable supplement, unless that firm ceases to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), in which case we will substitute another primary treasury dealer, and (2) four other primary treasury dealers that we may select.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the applicable comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“quotation agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other entity we identify as the quotation agent in the applicable supplement, including any successor to such entity or, if that firm is unwilling or unable to select the comparable treasury issue, an investment bank of national standing appointed by us.

For Debt Securities Denominated in Canadian Dollars:

“GOC bond yield” means the arithmetic average of the interest rates quoted to the quotation agent by two major Canadian registered investment dealers (that are not the quotation agent) selected by us as being the annual yield to maturity on such date, assuming semi-annual compounding, which a non-callable Government of Canada bond would carry, if issued in Canadian dollars in Canada, at 100% of its principal amount on the applicable date of redemption with a maturity date of either (a) the stated maturity of such debt securities or, (b) if the applicable supplement provides that such debt securities may also be redeemed at a redemption price equal to 100% of the principal amount of such series of debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, the first date on which such debt securities may be so redeemed (such date, the “remaining life”). The GOC bond yield will be determined by the quotation agent as set forth above on the third business day immediately preceding the applicable redemption date.

“quotation agent” means Merrill Lynch Canada Inc. or any other entity we identify as the quotation agent in the applicable supplement, including any successor to such entity or, if that firm is unwilling or unable to select the GOC bond yield, a Canadian investment bank appointed by us.

For Debt Securities Denominated in Australian Dollars:

“Australian treasury bond rate” will be determined by the quotation agent and means, with respect to any redemption date, (a) the rate per annum equal to the equivalent yield to maturity as of such date of the comparable Australian treasury bond, assuming a price for the comparable Australian treasury bond (expressed as a percentage of its principal amount) equal to the comparable Australian treasury bond price for such redemption date or (b) if the rate cannot be determined in accordance with clause (a), the rate (expressed as a yield to maturity) published by the Reserve Bank of Australia at or about 5:00 p.m. (Sydney time) on that day as the average of the buy and sell rates transacted on that day by authorized bond dealers for the series of Australian Commonwealth Government Treasury Bonds with a remaining term to maturity closest to the period from such redemption date either (i) to the stated maturity of such debt securities or, (ii) if the applicable supplement provides that such debt securities may also be redeemed at a redemption price equal to 100% of the principal amount of such series of debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, to the first date on which such debt securities may be so redeemed (such period, the “remaining life”).

“comparable Australian treasury bond” means the Australian Commonwealth Government Treasury security selected by a reference Australian treasury bond dealer as having a fixed maturity most nearly equal to the remaining life of the debt securities, and that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of Australian dollar-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the debt securities and of a comparable maturity most nearly equal to the remaining life of the debt securities; provided, however, that, if the remaining life of the debt securities is less than one year, a fixed maturity of one year shall be used.

“comparable Australian treasury bond price” means, with respect to any redemption date, the average of all reference Australian treasury bond dealer quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such reference Australian treasury bond dealer quotations, or if fewer than four such reference Australian treasury bond dealer quotations are obtained, the average of all such quotations.

“quotation agent” means Merrill Lynch (Australia) Futures Limited, or any other entity we identify as the quotation agent in the applicable supplement, including any successor to such entity or, if that firm is unwilling or unable to perform as described above, an investment bank of national standing appointed by us.

“reference Australian treasury bond dealer” means any authorized bond dealer appointed by us.

“reference Australian treasury bond dealer quotations” means, with respect to each reference Australian treasury bond dealer and any redemption date, the average, as determined by the quotation agent, of the bid and offered prices for the Comparable Australian Treasury Bond (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference Australian treasury bond dealer at 3:30 p.m. (Sydney time), on the third business day in Sydney preceding the redemption date.

Notice of Redemption.  Unless we specify otherwise in the applicable supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the applicable indenture at least 10 business days but not more than 60 calendar days before the specified redemption date. The notice will take the form of a certificate signed by us specifying:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of a series of debt securities is to be redeemed;

•	the place of payment for the debt securities to be redeemed; and

•

that, subject to satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in payment of the redemption price, on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

For debt securities issued under the 2018 Indentures only, such redemption may be subject to the satisfaction of one or more conditions precedent, in which case the notice of redemption will describe each condition and, if applicable, state that the redemption date may, in our discretion, be delayed until such time as any or all conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all of the conditions have not been satisfied by the redemption date stated in the notice of redemption, or by the redemption date as it may be delayed in our discretion.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depository.

Repayment

The applicable supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their stated maturity. If the debt securities may be repaid prior to their stated maturity, the applicable supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. The repurchase of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Conversion

We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option or otherwise as provided in the applicable supplement, our preferred stock, depositary shares, common stock, or other debt securities. The applicable supplement will describe the terms of any conversion, exercise, or exchange features, including:

•	the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•

the conversion, exercise, or exchange price payable and the number of shares or amount of our preferred stock, depositary shares, common stock, or other debt securities, that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•	the procedures for electing conversion, exercise, or exchange, as applicable.

Exchange, Registration, and Transfer

Subject to the terms of the applicable indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable supplement, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar, and transfer agent for the debt securities issued under the respective indentures. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before (a) in the case of debt securities issued under the 2018 Indentures, the date on which we deliver the notice of redemption or (b) in the case of debt securities issued under the 1995 Indentures, any selection of such debt securities to be redeemed or (2) exchange or register the transfer of any debt security (i) that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry only securities, see “Registration and Settlement” below.

Subordination

Our subordinated debt securities are subordinated and junior in right of payment to all of our “senior indebtedness.” The 2018 Subordinated Indenture and 1995 Subordinated Indenture define “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that was outstanding on the date we executed the 2018 Subordinated Indenture or 1995 Subordinated Indenture, as applicable, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Subordinated Indentures or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. Each supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding, as of the most recent practicable date, and any limitation on the issuance of additional senior indebtedness. As of March 31, 2018, on a non-consolidated basis, we had approximately $163 billion of senior long-term debt and certain senior short-term borrowings. Senior indebtedness also includes our obligations under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts, none of which are included in such amount. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of that senior indebtedness and that default or event of default is not remedied, and we and the trustee of the applicable Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the applicable Subordinated Indenture receives notice from us, then we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If any subordinated debt security is declared due and payable before the stated maturity (or other date for payment of principal) upon a payment or distribution of our assets to creditors pursuant to our dissolution, winding up, liquidation, or reorganization, whether voluntary or involuntary, we are required to pay all principal, premium (if any), interest (if any), or other payments (if any) to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee under a Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our subordinated debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks equally with our subordinated debt securities and is entitled to like rights of subrogation.

Due to differing subordination provisions in various series of subordinated debt securities issued by us and our predecessors, in the event of a dissolution, winding up, liquidation, reorganization, insolvency, receivership or other proceeding, holders of subordinated debt securities may receive more or less, ratably, than holders of some other series of our outstanding subordinated debt securities.

Sale or Issuance of Capital Stock of Banks

The 2018 Senior Indenture and the 1995 Senior Indenture prohibit the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the 1995 Senior Indenture and 2018 Senior Indenture as any subsidiary bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank.

Limitation on Mergers and Sales of Assets

Each indenture generally permits a consolidation or merger between us and another entity. It also permits the sale, conveyance or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under that indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under that indenture.

With respect to (a) debt securities issued under either of the 2018 Indentures and (b) debt securities issued under either of the 1995 Indentures on or after February 23, 2017, the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer to our direct or indirect subsidiary or subsidiaries in which we own more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise our rights and powers under that indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under an indenture may waive compliance with some of the covenants or conditions of that indenture.

Modification of the Indentures

We and the trustee may modify the applicable indenture and the rights of the holders of the debt securities with the consent of the holders of at least (a) in the case of debt securities issued under either of the 1995 Indentures, 66 2/3% and (b) in the case of debt securities issued under either of the 2018 Indentures, 50%, in each case of the aggregate principal amount of all series of outstanding debt securities under that indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of, or extend the time of payment of interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of an indenture without the consent of all holders of the debt securities outstanding under that indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable indenture, (1) the principal amount of any debt security issued with original issue discount is that amount that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration; Covenant Breaches

The 2018 Senior Indenture and the 1995 Senior Indenture define an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any senior debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	our failure to pay interest on any senior debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	specified events involving our bankruptcy, insolvency, or liquidation; and

•	any other events of default specified for a series of senior debt securities pursuant to the 2018 Senior Indenture or the 1995 Senior Indenture, as applicable.

Any additional or different events of default for a series of senior debt securities will be specified in the applicable supplement.

The 2018 Subordinated Indenture and 1995 Subordinated Indenture define an event of default for subordinated debt securities only as our voluntary or involuntary bankruptcy under U.S. federal bankruptcy laws (and, in the case of our involuntary bankruptcy, continuing for a period of 60 days) and any other events of default specified for a series of subordinated debt securities pursuant to the applicable Subordinated Indenture.

Unless otherwise specified in the applicable supplement, if an event of default under an indenture occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities outstanding under the applicable indenture (or, in the case of an event of default with respect to a series of senior debt securities under the 2018 Senior Indenture or the 1995 Senior Indenture, the holders of 25% in aggregate principal amount of the outstanding senior debt securities of all series affected) may declare the principal amount, or, if the debt securities are issued with original issue discount, such amount as described in the applicable supplement, of all debt securities (or the outstanding senior debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the debt securities then outstanding (or of all series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

With respect to a failure on our part to observe or perform any of the covenants or agreements contained in the debt securities or in the applicable indenture (other than (i) with respect to senior debt securities, those for which acceleration rights are available as discussed above and (ii) with respect to subordinated debt securities, default in payment of principal or interest), which failure continues for a period of 90 days after the date on which written notice of such failure is given (a “covenant breach”), the trustee and the holders of the debt securities may pursue certain remedies as described below or as set forth in the applicable indenture.

Unless otherwise specified in the applicable supplement, an event of default will not occur under our senior debt securities, and neither the trustee nor the holders of any senior debt securities will have the right to accelerate the payment of principal of such senior debt securities, as a result of a covenant breach. In addition, an event of default will not occur, and neither the trustee nor the holders of such senior debt securities will have the right to accelerate the payment of principal of such senior debt securities, as a result of our failure to pay principal of or premium on such senior debt securities when due and payable until such default has continued for a period of 30 days.

Unless otherwise specified in the applicable supplement, payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal or any premium, interest, or other amounts or a breach in the performance of any of our other covenants.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the indentures.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or (other than with respect to debt securities issued under the 1995 Subordinated Indenture) any premium on any debt securities, (ii) we are over 30 calendar days late on an interest payment on the debt securities, or (iii) for subordinated debt securities issued under the 1995 Subordinated Indenture, we default in the performance of our other covenants under such indenture, the applicable trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. In the event of our nonpayment of principal, interest or any premium (which nonpayment for senior debt securities constitutes an event of default) or a covenant breach, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the debt securities then outstanding under an indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

Limitation on Suits

Each indenture provides that no individual holder of debt securities of any series may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the applicable indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is (a) in the case of actions by holders of debt securities issued under the 1995 Indentures, reasonable and (b) in the case of actions by holders of debt securities issued under the 2018 Indentures, reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the applicable indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any senior debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt securities will have, subject to applicable subordination provisions, the absolute right to receive payment of principal of and any premium and any interest on the subordinated debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth below, we will pay to the beneficial owner of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	A fiduciary;

•	A partnership;

•	A limited liability company;

•	Another fiscally transparent entity; or

•	Not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended,(or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, after giving not less than 30 nor more than 60 calendar days’ notice to the trustee under the applicable indenture and to the holders of the debt securities, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable supplement for the issuance of those debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable supplement, any debt securities redeemed for tax reasons will be redeemed at 100% of their principal amount together with interest accrued up to, but excluding, the redemption date.

Defeasance and Covenant Defeasance

If we so specify in the applicable supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance.  If there is a change in the U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, each of the following must occur:

•

We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities at their due dates;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves. Under current U.S. federal income tax law, the deposit, and our legal release from your debt security, would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We must deliver to the trustee under the indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance.  Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, we must do both of the following:

•

We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The indenture under which a series of debt securities has been issued will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our demand, accompanied by an officer’s certificate of ours and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the applicable indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depository.

Concerning the Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A.

and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of us and our affiliates under other indentures.

Governing Law

The indentures and the debt securities will be governed by New York law.

DESCRIPTION OF WARRANTS

General

The warrants are options that are securities within the meaning of Section 2(a)(17) of the Securities Act of 1933, as amended.

We may issue warrants, including securities warrants, index warrants and currency warrants. We may offer warrants separately or as part of a unit, as described below under the heading “Description of Units.” If we issue warrants as part of a unit, the applicable supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable supplement.

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Any warrants that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and other applicable law.

This section describes some of the general terms and provisions of warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable supplement. The following description and any description of the warrants in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any warrant agreements.

Description of Securities Warrants

We may issue warrants for the purchase of our debt securities, common stock or preferred stock. We refer to this type of warrant as a “securities warrant.” If securities warrants are offered, the applicable supplement will describe the terms of the securities warrants and the warrant agreement relating to the securities warrants, including the following:

•	the offering price;

•	the title and aggregate number of the securities warrants;

•	the nature and amount of the securities that the securities warrants represent the right to buy or sell;

•	if applicable, the designation, aggregate stated principal amount, and terms of the securities purchasable upon exercise of the securities warrants;

•	the currency, currency unit, or composite currency in which the price for the securities warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the securities warrants are issued, and the number of securities warrants issued with each security;

•	if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

•	the price at which the securities may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	the method of exercising the securities warrants, the method of paying the exercise price, and the method of settling the warrant;

•

the dates the right to exercise the securities warrants will commence and expire and, if the securities warrants are not continuously exercisable, any dates on which the securities warrants are not exercisable;

•	any circumstances that will cause the securities warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the securities warrants or related securities will be listed on any securities exchange;

•	whether the securities warrants will be issued in global or definitive form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the securities warrants; and

•	any other terms of the securities warrants which are permitted under the warrant agreement.

Description of Index Warrants

We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing, provided that any warrants that are based, in whole or in part, on one or more currency indices will be listed on a national securities exchange. We refer to this type of warrant as an “index warrant.”

Description of Currency Warrants

We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units, provided that these warrants will be listed on a national securities exchange. We refer to this type of warrant as a “currency warrant.”

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; No Trust Indenture Act Protection

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent under any warrant agreement will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

DESCRIPTION OF PURCHASE CONTRACTS

General

We may issue purchase contracts in any amounts and in as many distinct series as we determine. We may offer purchase contracts separately or as part of a unit, as described below under the heading “Description of Units.” When we refer to a series of purchase contracts, we mean all purchase contracts issued as part of the same series under the applicable purchase contract.

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable supplement. The following description and any description of the purchase contracts in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any purchase contracts.

Purchase Contract Property

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of securities, including our common or preferred stock or other securities described in this prospectus, a basket of securities or any combination of the above. We refer to each type of property described above as a “purchase contract property.”

Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•

the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any rights to receive payments on that property.

Information in Supplement

If we offer purchase contracts, the applicable supplement will describe the terms of the purchase contracts, including the following:

•	the purchase date or dates;

•	if other than U.S. dollars, the currency or currency unit in which payment will be made;

•	the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

•

whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties, and the nature and amount of each of those properties, or the method of determining those amounts;

•	the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable under each purchase contract;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•

the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance, or level of, the purchase contract properties;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contract;

•	if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

•	if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

•

whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

•

whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	the identities of any depositories and any paying, transfer, calculation, or other agents for the purchase contracts;

•	whether the purchase contract will be issued in global or definitive form;

•	any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

•	any other terms of the purchase contracts and any terms required by or advisable under applicable laws and regulations.

Prepaid Purchase Contracts; Applicability of Indenture

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these contracts as “prepaid purchase contracts.”

In certain circumstances, our obligation to settle a prepaid purchase contract on the relevant settlement date may constitute our senior debt securities or our subordinated debt securities. Accordingly, prepaid purchase contracts may be issued under the 2018 Indentures, which are described above under the heading “Description of Debt Securities.”

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require holders to satisfy their obligations under the purchase contracts until settlement. We refer to these contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under the heading “Description of Units” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable supplement.

Non-prepaid purchase contracts will not be our senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we specify otherwise in the applicable supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act of 1939. Therefore, holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act of 1939.

Pledge by Holders to Secure Performance

If we so specify in the applicable supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent that we will identify in the applicable supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” Unless we specify otherwise in the applicable supplement, the pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, and/or any other property specified in the applicable supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds, and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments and proceeds from the pledged items to us, unless the payments and proceeds have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments and proceeds from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts that Are Part of Units

Unless we specify otherwise in the applicable supplement, where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document. If the holder settles its obligations in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement also may be obligated to pay interest or other amounts.

DESCRIPTION OF UNITS

General

We may issue units from time to time in such amounts and in as many distinct series as we determine.

We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

This section describes some of the general terms and provisions applicable to all the units. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable supplement. The following description and any description of the units in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any unit agreements.

We may issue units consisting of one or more securities described in this prospectus or, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the applicable supplement will describe the terms of the units, including the following:

•	the designation and aggregate number of, and the price at which we will issue, the units;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Unit Agreements: Prepaid, Non-Prepaid, and Other

If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable supplement, if applicable.

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver, and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

Any unit agreement for a unit that includes a non-prepaid purchase contract also will include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under the heading “Description of Purchase Contracts.”

A unit agreement also may serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; No Trust Indenture Act Protection

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the indenture, warrant agreement, unit agreement, or purchase contract under which that security is issued. We describe these terms in other sections of this prospectus relating to debt securities, warrants, and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. We will describe any limitations of this kind in the applicable supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

DESCRIPTION OF PREFERRED STOCK

General

We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. As of the date of this prospectus, under our Amended and Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. As of June 15, 2018, we had approximately 3.87 million issued and outstanding shares of preferred stock and the aggregate liquidation preference of all of our outstanding preferred stock was approximately $23.5 billion.

Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless we specify otherwise in the applicable supplement. The applicable supplement for a series of preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions, including any restriction on the repurchase or redemption of the preferred stock while there is an arrearage in the payment of dividends;

•	whether the preferred stock will be issued in other than book-entry only form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Shares of our preferred stock will be uncertificated unless our board of directors by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to us.

This section summarizes the general terms and provisions of our preferred stock. You also should refer to our Amended and Restated Certificate of Incorporation and the respective certificates of designations for each series of our preferred stock. We have filed our Amended and Restated Certificate of Incorporation as an exhibit to the registration statement of which this prospectus forms a part, and we will file with the SEC the certificate of designations with respect to the particular series of preferred stock being offered promptly after the offering of that series of preferred stock.

Dividends

The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Unless we specify otherwise in the applicable supplement, whenever dividends on any non-voting preferred stock are in arrears for three or more semi-annual dividend periods or six quarterly dividend periods, as applicable (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until full dividends on such non-voting preferred stock have been paid regularly for at least two semi-annual or four quarterly dividend periods.

Voting

The holders of our preferred stock will have no voting rights except:

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Under regulations adopted by the Federal Reserve, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the The Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of that series.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full. In addition, holders of our preferred stock, or depositary shares representing interests in our preferred stock, may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Preemptive Rights

Unless we specify otherwise in the applicable supplement, holders of our preferred stock will not have any preemptive rights.

Existing Preferred Stock

As of the date of this prospectus, under our Amended and Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. As of March 31, 2018, we had approximately 3.87 million issued and outstanding shares of preferred stock and the aggregate liquidation preference of all of our outstanding preferred stock was approximately $23.5 billion. Of our authorized and outstanding preferred stock, as of June 15, 2018:

•

35,045 shares were designated as 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation preference of $100 per share, 7,110 shares of which were issued and outstanding;

•

34,500 shares were designated as 6.204% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), having a liquidation preference of $25,000 per share, 7,589 shares of which were issued and outstanding;

•

85,100 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), having a liquidation preference of $25,000 per share, 12,691 shares of which were issued and outstanding;

•

7,001 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”), having a liquidation preference of $100,000 per share, 1,410 shares of which were issued and outstanding;

•

8,501 shares were designated as Adjustable Rate Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), having a liquidation preference of $100,000 per share, 4,926 shares of which were issued and outstanding;

•

25,300 shares were designated as 6.625% Non-Cumulative Preferred Stock, Series I (the “Series I Preferred Stock”), having a liquidation preference of $25,000 per share, 14,584 shares of which were issued and outstanding;

•

240,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K (the “Series K Preferred Stock”), having a liquidation preference of $25,000 per share, 19,776 shares of which were issued and outstanding;

•

6,900,000 shares were designated as 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L (the “Series L Preferred Stock”), having a liquidation preference of $1,000 per share, 3,080,182 shares of which were issued and outstanding;

•

50,000 shares were designated as 6% Non-Cumulative Perpetual Preferred Stock, Series T (the “Series T Preferred Stock”), having a liquidation preference of $100,000 per share, 354 shares of which were issued and outstanding;

•

40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U (the “Series U Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;

•

60,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V (the “Series V Preferred Stock”), having a liquidation preference of $25,000 per share, 60,000 shares of which were issued and outstanding;

•

46,000 shares were designated as 6.625% Non-Cumulative Preferred Stock, Series W (the “Series W Preferred Stock”), having a liquidation preference of $25,000 per share, 44,000 shares of which were issued and outstanding;

•

80,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), having a liquidation preference of $25,000 per share, 80,000 shares of which were issued and outstanding;

•

44,000 shares were designated as 6.500% Non-Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock), having a liquidation preference of $25,000 per share, 44,000 shares of which were issued and outstanding;

•

56,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”), having a liquidation preference of $25,000 per share, 56,000 shares of which were issued and outstanding;

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76,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA (the “Series AA Preferred Stock”), having a liquidation preference of $25,000 per share, 76,000 shares of which were issued and outstanding;

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44,000 shares were designated as 6.200% Non-Cumulative Preferred Stock, Series CC (the “Series CC Preferred Stock”), having a liquidation preference of $25,000 per share, 44,000 shares of which were issued and outstanding;

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40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD (the “Series DD Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;

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36,000 shares were designated as 6.000% Non-Cumulative Preferred Stock, Series EE (the “Series EE Preferred Stock”), having a liquidation preference of $25,000 per share, 36,000 shares of which were issued and outstanding;

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94,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF (the “Series FF Preferred Stock”), having a liquidation preference of $25,000 per share, 94,000 shares of which were issued and outstanding;

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55,200 shares were designated as 6.000% Non-Cumulative Preferred Stock, Series GG (the “Series GG Preferred Stock”), having a liquidation preference of $25,000 per share, 54,000 shares of which were issued and outstanding;

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21,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 1 (the “Series 1 Preferred Stock”), having a liquidation preference of $30,000 per share, 3,275 shares of which were issued and outstanding;

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37,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 2 (the “Series 2 Preferred Stock”), having a liquidation preference of $30,000 per share, 9,967 shares of which were issued and outstanding;

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27,000 shares were designated as 6.375% Non-Cumulative Preferred Stock, Series 3 (the “Series 3 Preferred Stock”), having a liquidation preference of $30,000 per share, 21,773 shares of which were issued and outstanding;

•

20,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 4 (the “Series 4 Preferred Stock”), having a liquidation preference of $30,000 per share, 7,010 shares of which were issued and outstanding; and

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50,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 5 (the “Series 5 Preferred Stock”), having a liquidation preference of $30,000 per share, 14,056 shares of which were issued and outstanding.

In addition, as of the date of this prospectus, the following series of preferred stock were designated, but no shares of any of these series were outstanding:

•	3 million shares of ESOP Convertible Preferred Stock, Series C;

•	20 million shares of $2.50 Cumulative Convertible Preferred Stock, Series BB;

•	124,200 shares of 8.20% Non-Cumulative Preferred Stock, Series H;

•	160,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M;

•	41,400 shares of 7.25% Non-Cumulative Preferred Stock, Series J;

•	600,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series N;

•	400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series Q;

•	800,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series R;

•	1,286,000 shares of Common Equivalent Junior Preferred Stock, Series S;

•	65,000 shares of 6.70% Noncumulative Perpetual Preferred Stock, Series 6;

•	50,000 shares of 6.25% Noncumulative Perpetual Preferred Stock, Series 7; and

•	89,100 shares of 8.625% Non-Cumulative Preferred Stock, Series 8.

The following summarizes the general terms and provisions of our Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock and Series 5 Preferred Stock. You also should refer to our Amended and Restated Certificate of Incorporation and the respective certificate of designations for each series, which are on file with the SEC.

Series B Preferred Stock

Preferential Rights.  The Series B Preferred Stock ranks senior to the common stock and ranks equally with the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock,

Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on liquidation. Shares of the Series B Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. We may issue stock with preferences senior or equal to the Series B Preferred Stock without the consent of holders of Series B Preferred Stock.

Dividends.  Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights.  Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of common stock.

Distributions.  In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking senior to Series B Preferred Stock, but before any distribution on shares of common stock, liquidating distributions in the amount of the liquidation preference of $100 per share plus accumulated dividends.

Redemption.  Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of preferred stock ranking senior to the Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of preferred stock ranking senior to Series B Preferred Stock.

Series D Preferred Stock

Preferential Rights.  The Series D Preferred Stock ranks senior to our common stock and ranks equally with Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series D Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series D Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series D Preferred Stock without the consent of the holders of the Series D Preferred Stock.

Dividends.  Holders of the Series D Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.204% on the liquidation preference of $25,000 per share. Dividends on the Series D Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series D Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series D Preferred Stock unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series D Preferred Stock for any period unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series D Preferred Stock and on any capital stock ranking equally with the Series D Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series D Preferred Stock and the holders of any capital stock ranking equally with the Series D Preferred Stock.

Voting Rights.  Holders of Series D Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series D Preferred Stock. If any quarterly dividend payable on the Series D Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series D Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series D Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series D Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series D Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series D Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series D Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series D Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series D Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series D Preferred Stock, at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends.

Series E Preferred Stock

Preferential Rights.  The Series E Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series E Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series E Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series E Preferred Stock without the consent of the holders of the Series E Preferred Stock.

Dividends.  Holders of the Series E Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee of our board, on the liquidation preference of $25,000 per share at an annual rate per share equal to the greater of (a) three-month LIBOR plus a spread of 0.35%, and (b) 4.00%. Dividends on the Series E Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series E Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series E Preferred Stock unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series E Preferred Stock for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series E Preferred Stock and on any capital stock ranking equally with the Series E Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series E Preferred Stock and the holders of any capital stock ranking equally with the Series E Preferred Stock.

Voting Rights.  Holders of Series E Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series E Preferred Stock. If any quarterly dividend payable on the Series E Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series E Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series E Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series E Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series E Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series E Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series E Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series E Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series E Preferred Stock in whole or in part, at our option, on any dividend payment date for the Series E Preferred Stock, at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends.

Series F Preferred Stock

Preferential Rights.  The Series F Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE

Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series F Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series F Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series F Preferred Stock without the consent of the holders of the Series F Preferred Stock.

Dividends.  Holders of the Series F Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series F Preferred Stock. Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $100,000 per share at a rate per year equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series F Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series F preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series F Preferred Stock and on any capital stock ranking equally with the Series F Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series F Preferred Stock and the holders of any capital stock ranking equally with the Series F Preferred Stock.

Voting Rights.  Holders of Series F Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions.  In the event of our voluntary of involuntary liquidation, dissolution, or winding up, holders of Series F Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series F Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series F Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series F Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series F Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series G Preferred Stock

Preferential Rights.  The Series G Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock,

Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series G Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series G Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series G Preferred Stock without the consent of the holders of the Series G Preferred Stock.

Dividends.  Holders of the Series G Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee thereof out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series G Preferred Stock, payable quarterly in arrears. Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $100,000 per share at a rate per year equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series G Preferred Stock are non-cumulative. As long as shares of Series G Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series G Preferred Stock and on any capital stock ranking equally with the Series G Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series G Preferred Stock and the holders of any capital stock ranking equally with the Series G Preferred Stock.

Voting Rights.  Holders of Series G Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series G Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of capital stock ranking junior to the Series G Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series G Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series G Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series G Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series I Preferred Stock

Preferential Rights.  The Series I Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred

Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series I Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series I Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series I Preferred Stock without the consent of the holders of the Series I Preferred Stock.

Dividends.  Holders of the Series I Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.625% on the liquidation preference of $25,000 per share. Dividends on the Series I Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series I Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series I Preferred Stock unless full dividends on all outstanding shares of Series I Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series I Preferred Stock for any period unless full dividends on all outstanding shares of Series I Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series I Preferred Stock and on any capital stock ranking equally with the Series I Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series I Preferred Stock and the holders of any capital stock ranking equally with the Series I Preferred Stock.

Voting Rights.  Holders of Series I Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series I Preferred Stock. If any quarterly dividend payable on the Series I Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series I Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series I Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series I Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series I Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series I Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series I Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series I Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series I Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series I Preferred Stock on or after October 1, 2017, at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends.

Series K Preferred Stock

Preferential Rights.  The Series K Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series L Preferred

Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series K Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series K Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series K Preferred Stock without the consent of the holders of the Series K Preferred Stock.

Dividends.  Holders of the Series K Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, January 30, 2018, at a rate of 8.00% per annum on the liquidation preference of $25,000 per share, payable semi-annually in arrears, and, for each quarterly dividend period from January 30, 2018 through the redemption date of the Series K Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.63% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series K Preferred Stock are non-cumulative. As long as shares of Series K Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series K Preferred Stock unless full dividends on all outstanding shares of Series K Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series K Preferred Stock for any period unless full dividends on all outstanding shares of Series K Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series K Preferred Stock and on any capital stock ranking equally with the Series K Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series K Preferred Stock and the holders of any capital stock ranking equally with the Series K Preferred Stock.

Voting Rights.  Holders of Series K Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series K Preferred Stock. If any dividend payable on the Series K Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series K Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series K Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series K Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series K Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series K Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series K Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series K Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series K Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series K Preferred Stock on or after January 30, 2018, at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends.

Series L Preferred Stock

Preferential Rights.  The Series L Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Holders of the Series L Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series L Preferred Stock without the consent of the holders of the Series L Preferred Stock.

Dividends.  Holders of the Series L Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 7.25% on the liquidation preference of $1,000 per share. Dividends on the Series L Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series L Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series L Preferred Stock unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series L Preferred Stock for any period unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series L Preferred Stock and on any capital stock ranking equally with the Series L Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series L Preferred Stock and the holders of any capital stock ranking equally with the Series L Preferred Stock.

Conversion Right.  Each share of the Series L Preferred Stock may be converted at any time, at the option of the holder, into 20 shares of our common stock (which reflects an initial conversion price of $50.00 per share of common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments.

Conversion at Our Option.  We may, at our option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of our common stock at the then-applicable conversion rate if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds 130% of the then-applicable conversion price of the Series L Preferred Stock.

Conversion Upon Certain Acquisitions.  If a make-whole acquisition occurs, holders of Series L Preferred Stock may cause this Series L Preferred Stock held by such holder to be converted into shares of our common stock, and we will, under certain circumstances, increase the conversion rate in respect of such conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is

30 days after the effective date by a number of additional shares of common stock. The amount of the make-whole adjustment, if any, will be based upon the price per share of our common stock and the effective date of the make-whole acquisition. Subject to certain exceptions, a “make-whole acquisition” occurs in the event of (1) the acquisition by a person or group of more than 50% of the voting power of our common stock, or (2) our consolidation or merger where we are not the surviving entity.

Conversion Upon Fundamental Change.  In lieu of receiving the make-whole shares described above, if the reference price (as defined below) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may elect to convert each share of the Series L Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the “reference price,” which is the price per share of our common stock paid in the event of a fundamental change, and (2) $19.95, which is 50% of the closing price of our common stock on January 24, 2008, the date of the initial offering of the Series L Preferred Stock, subject to adjustment (the “base price”). If the reference price is less than the base price, holders of the Series L Preferred Stock will receive a maximum of 50.1253 shares of our common stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock.

Anti-Dilution Adjustments.  The conversion rate may be adjusted in the event of, among other things, (1) stock dividend distributions, (2) subdivisions, splits, and combinations of our common stock, (3) issuance of stock purchase rights, (4) debt or asset distributions, (5) increases in cash dividends, and (6) tender or exchange offers for our common stock.

Voting Rights.  Holders of Series L Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series L Preferred Stock. If any quarterly dividend payable on the Series L Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series L Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series L Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series L Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series L Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Liquidation Rights.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series L Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series L Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series L Preferred Stock will not be subject to a sinking fund.

Redemption.  We do not have any rights to redeem the Series L Preferred Stock.

Series T Preferred Stock

Preferential Rights.  The Series T Preferred Stock ranks senior to the common stock and ranks equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock,

Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution or winding up. Shares of the Series T Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. We may issue stock with preferences equal to the Series T Preferred Stock without the consent of holders of Series T Preferred Stock.

Dividends.  Holders of shares of Series T Preferred Stock are entitled to receive, when, as, and if declared by our board of directors, cash dividends at an annual dividend rate per share of 6.00% of the stated value per share of Series T Preferred Stock. The stated value per share of the Series T Preferred Stock is $100,000. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of common stock for any period unless dividends on all outstanding shares of the Series T Preferred Stock for such period have been paid or are contemporaneously declared and paid in full (or declared and funds sufficient for the payment have been set aside for the benefit of the holders of shares of Series T Preferred Stock). When dividends are not paid (or declared and set aside for payment) on any applicable dividend payment date in full on the Series T Preferred Stock and on any stock ranking equally with the Series T Preferred Stock, all dividends declared on the Series T Preferred Stock and on any stock ranking equally with the Series T Preferred Stock and payable on such payment date will be declared pro rata.

Voting Rights.  Holders of Series T Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. As long as the Series T Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series T Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series T Preferred Stock), and for so long as 10,000 shares of Series T Preferred Stock are outstanding, the affirmative vote of 50.1% of the shares of Series T outstanding, shall be necessary to permit, effect or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series T Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series T Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series T Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series T Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of Bank of America’s assets may be made to or set aside for the holders of our capital stock ranking junior to the Series T Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without cumulation of any undeclared dividends, to but excluding the date of liquidation, dissolution or winding up. Shares of Series T Preferred Stock will not be subject to a sinking fund. The Series T Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that Bank of America Corporation enters into a receivership, insolvency, liquidation or similar proceeding.

Redemption.  Subject to any required prior approval of the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of shares of the Series T Preferred Stock, we may redeem the Series T Preferred Stock, at our option, in whole at any time or in part from time to time, but in any case no earlier than May 7, 2019, at the redemption price of $105,000 per share plus any declared and unpaid dividends thereon, without cumulation for any undeclared dividends, to the redemption date.

Series U Preferred Stock

Preferential Rights.  The Series U Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series U Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series U Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series U Preferred Stock without the consent of the holders of the Series U Preferred Stock.

Dividends.  Holders of the Series U Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, June 1, 2023, at a rate of 5.20% per annum on the liquidation preference of $25,000 per share, payable semi-annually in arrears, and, for each quarterly dividend period from June 1, 2023 through the redemption date of the Series U Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.135% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series U Preferred Stock are non-cumulative. As long as shares of Series U Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series U Preferred Stock unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series U Preferred Stock for any period unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series U Preferred Stock and on any capital stock ranking equally with the Series U Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series U Preferred Stock and the holders of any capital stock ranking equally with the Series U Preferred Stock.

Voting Rights.  Holders of Series U Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series U Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series U Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series U Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series U Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series U Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series U Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series U Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series U Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series U Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series U Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series U Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series U Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series U Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series U Preferred Stock, in whole or in part, at our option, at any time on or after June 1, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series U Preferred Stock, we may redeem the Series U Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series V Preferred Stock

Preferential Rights.  The Series V Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series V Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series V Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series V Preferred Stock without the consent of the holders of the Series V Preferred Stock.

Dividends.  Holders of the Series V Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, June 17, 2019, at a rate of 5.125% per annum on the liquidation preference of $25,000 per share, payable semi-annually in arrears, and, for each quarterly dividend period from June 17, 2019 through the redemption date of the Series V Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of

3.387% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series V Preferred Stock are non-cumulative. As long as shares of Series V Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series V Preferred Stock unless full dividends on all outstanding shares of Series V Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series V Preferred Stock for any period unless full dividends on all outstanding shares of Series V Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series V Preferred Stock and on any capital stock ranking equally with the Series V Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series V Preferred Stock and the holders of any capital stock ranking equally with the Series V Preferred Stock.

Voting Rights.  Holders of Series V Preferred Stock do not have voting rights, except as provided herein and as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series V Preferred Stock. If any dividend payable on the Series V Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series V Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series V Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series V Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series V Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series V Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series V Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series V Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series V Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series V Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series V Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series V Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series V Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series V Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series V Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series V Preferred Stock, in whole or in part, at our option, at any time on or after June 17, 2019, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series V Preferred Stock, we may redeem the Series V Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series W Preferred Stock

Preferential Rights.  The Series W Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series W Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series W Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series W Preferred Stock without the consent of the holders of the Series W Preferred Stock.

Dividends.  Holders of the Series W Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.625% on the liquidation preference of $25,000 per share. Dividends on the Series W Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series W Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series W Preferred Stock unless full dividends on all outstanding shares of Series W Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series W Preferred Stock for any period unless full dividends on all outstanding shares of Series W Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series W Preferred Stock and on any capital stock ranking equally with the Series W Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series W Preferred Stock and the holders of any capital stock ranking equally with the Series W Preferred Stock.

Voting Rights.  Holders of Series W Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series W Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series W Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series W Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series W Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series W Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series W Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series W Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series W Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series W Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series W Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series W Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series W Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series W Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series W Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series W Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series W Preferred Stock, in whole or in part, at our option, at any time on or after September 9, 2019, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series W Preferred Stock, we may redeem the Series W Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series X Preferred Stock

Preferential Rights.  The Series X Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series X Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series X Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series X Preferred Stock without the consent of the holders of the Series X Preferred Stock.

Dividends.  Holders of the Series X Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, September 5, 2024, at a rate of 6.250% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from September 5, 2024 through the redemption date of the Series X Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.705% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series X Preferred Stock are non-cumulative. As long as shares of Series X Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series X Preferred Stock unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series X Preferred Stock for any period unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series X Preferred Stock and on any capital stock ranking equally with the Series X Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series X Preferred Stock and the holders of any capital stock ranking equally with the Series X Preferred Stock.

Voting Rights.  Holders of Series X Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series X Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series X Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series X Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series X Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series X Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series X Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series X Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series X Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series X Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series X Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series X Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series X Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series X Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series X Preferred Stock, in whole or in part, at our option, at any time on or after September 5, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series X Preferred Stock, we may redeem the Series X Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series Y Preferred Stock

Preferential Rights.  The Series Y Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series Y Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series Y Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series Y Preferred Stock without the consent of the holders of the Series Y Preferred Stock.

Dividends.  Holders of the Series Y Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.500% on the liquidation preference of $25,000 per share. Dividends on the Series Y Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series Y Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series Y Preferred Stock unless full dividends on all outstanding shares of Series Y Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series Y Preferred Stock for any period unless full dividends on all outstanding shares of Series Y Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series Y Preferred Stock and on any capital stock ranking equally with the Series Y Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series Y Preferred Stock and the holders of any capital stock ranking equally with the Series Y Preferred Stock.

Voting Rights.  Holders of Series Y Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series Y Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series Y Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series Y Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Y Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series Y Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series Y Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series Y Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series Y Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series Y Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series Y Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series Y Preferred

Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series Y Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series Y Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series Y Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series Y Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series Y Preferred Stock, in whole or in part, at our option, at any time on or after January 27, 2020, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series Y Preferred Stock, we may redeem the Series Y Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series Z Preferred Stock

Preferential Rights.  The Series Z Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series Z Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series Z Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series Z Preferred Stock without the consent of the holders of the Series Z Preferred Stock.

Dividends.  Holders of the Series Z Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, October 23, 2024, at a rate of 6.500% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from October 23, 2024 through the redemption date of the Series Z Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 4.174% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series Z Preferred Stock are non-cumulative. As long as shares of Series Z Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series Z Preferred Stock unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series Z Preferred Stock for any period unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series Z Preferred Stock and on any capital stock ranking equally with the Series Z Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series Z Preferred Stock and the holders of any capital stock ranking equally with the Series Z Preferred Stock.

Voting Rights.  Holders of Series Z Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series Z Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series Z Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series Z Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Z Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series Z Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series Z Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series Z Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series Z Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series Z Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series Z Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series Z Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series Z Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series Z Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series Z Preferred Stock, in whole or in part, at our option, at any time on or after October 23, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series Z Preferred Stock, we may redeem the Series Z Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series AA Preferred Stock

Preferential Rights.  The Series AA Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred

Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock Series, Series GG Preferred Stock, 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series AA Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series AA Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series AA Preferred Stock without the consent of the holders of the Series AA Preferred Stock.

Dividends.  Holders of the Series AA Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, March 17, 2025, at a rate of 6.100% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 17, 2025 through the redemption date of the Series AA Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.898% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series AA Preferred Stock are non- cumulative. As long as shares of Series AA Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series AA Preferred Stock unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series AA Preferred Stock for any period unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series AA Preferred Stock and on any capital stock ranking equally with the Series AA Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series AA Preferred Stock and the holders of any capital stock ranking equally with the Series AA Preferred Stock.

Voting Rights.  Holders of Series AA Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series AA Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series AA Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series AA Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series AA Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series AA Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series AA Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series AA Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series AA Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series AA Preferred

Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series AA Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series AA Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series AA Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series AA Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series AA Preferred Stock, in whole or in part, at our option, at any time on or after March 17, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series AA Preferred Stock, we may redeem the Series AA Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series CC Preferred Stock

Preferential Rights.  The Series CC Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series CC Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series CC Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series CC Preferred Stock without the consent of the holders of the Series CC Preferred Stock.

Dividends.  Holders of the Series CC Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.200% on the liquidation preference of $25,000 per share. Dividends on the Series CC Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series CC Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series CC Preferred Stock unless full dividends on all outstanding shares of Series CC Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series CC Preferred Stock for any period unless full dividends on all outstanding shares of Series CC Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series CC Preferred Stock and on any capital stock ranking equally with the Series CC Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series CC

Preferred Stock and the holders of any capital stock ranking equally with the Series CC Preferred Stock.

Voting Rights.  Holders of Series CC Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series CC Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series CC Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series CC Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series CC Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series CC Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series CC Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series CC Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series CC Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series CC Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series CC Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series CC Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series CC Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series CC Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series CC Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series CC Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series CC Preferred Stock, in whole or in part, at our option, at any time on or after January 29, 2021, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series CC Preferred Stock, we may redeem the Series CC Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series DD Preferred Stock

Preferential Rights.  The Series DD Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock,

Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series DD Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series DD Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series DD Preferred Stock without the consent of the holders of the Series DD Preferred Stock.

Dividends.  Holders of the Series DD Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, March 10, 2026, at a rate of 6.300% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 10, 2026 through the redemption date of the Series DD Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 4.553% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series DD Preferred Stock are non- cumulative. As long as shares of Series DD Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series DD Preferred Stock unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series DD Preferred Stock for any period unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series DD Preferred Stock and on any capital stock ranking equally with the Series DD Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series DD Preferred Stock and the holders of any capital stock ranking equally with the Series DD Preferred Stock.

Voting Rights.  Holders of Series DD Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series DD Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series DD Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series DD Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series DD Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series DD Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series DD Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series DD Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series DD Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series DD Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series DD Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series DD Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series DD Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series DD Preferred Stock, in whole or in part, at our option, at any time on or after March 10, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series DD Preferred Stock, we may redeem the Series DD Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series EE Preferred Stock

Preferential Rights.  The Series EE Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series EE Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series EE Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series EE Preferred Stock without the consent of the holders of the Series EE Preferred Stock.

Dividends.  Holders of the Series EE Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.000% on the liquidation preference of $25,000 per share. Dividends on the Series EE Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series EE Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series EE Preferred Stock unless full dividends on all outstanding shares of Series EE Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series EE Preferred Stock for any period unless full dividends on all outstanding shares of Series EE Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series EE Preferred Stock and on any capital stock ranking equally with the Series EE Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series EE Preferred Stock and the holders of any capital stock ranking equally with the Series EE Preferred Stock.

Voting Rights.  Holders of Series EE Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the

Series EE Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series EE Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series EE Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series EE Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series EE Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series EE Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series EE Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series EE Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series EE Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series EE Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series EE Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series EE Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series EE Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series EE Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series EE Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series EE Preferred Stock, in whole or in part, at our option, at any time on or after April 25, 2021, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series EE Preferred Stock, we may redeem the Series EE Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series FF Preferred Stock

Preferential Rights.  The Series FF Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series FF Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series FF Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series FF Preferred Stock without the consent of the holders of the Series FF Preferred Stock.

Dividends.  Holders of the Series FF Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date to, but excluding, March 15, 2028, at a rate of 5.875% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 15, 2028 through the redemption date of the Series FF Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 2.931% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series FF Preferred Stock are non- cumulative. As long as shares of Series FF Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series FF Preferred Stock unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series FF Preferred Stock for any period unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series FF Preferred Stock and on any capital stock ranking equally with the Series FF Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series FF Preferred Stock and the holders of any capital stock ranking equally with the Series FF Preferred Stock.

Voting Rights.  Holders of Series FF Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series FF Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series FF Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series FF Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series FF Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series FF Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series FF Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series FF Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series FF Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series FF Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series FF Preferred Stock.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series FF Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series FF Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series FF Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series FF Preferred Stock, in whole or in part, at our option, at any time on or after March 15, 2028, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series FF Preferred Stock, we may redeem the Series FF Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series GG Preferred Stock

Preferential Rights. The Series GG Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series GG Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series GG Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series GG Preferred Stock without the consent of the holders of the Series GG Preferred Stock.

Dividends. Holders of the Series GG Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.000% on the liquidation preference of $25,000 per share. Dividends on the Series GG Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series GG Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series GG Preferred Stock unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series GG Preferred Stock for any period unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series GG Preferred Stock and on any capital stock ranking equally with the Series GG Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series GG Preferred Stock and the holders of any capital stock ranking equally with the Series GG Preferred Stock.

Voting Rights. Holders of Series GG Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series GG Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series GG Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series GG Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series GG Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series GG Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series GG Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series GG Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series GG Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series GG Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series GG Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series GG Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series GG Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series GG Preferred Stock, in whole or in part, at our option, at any time on or after May 16, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series GG Preferred Stock, we may redeem the Series GG Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series 1 Preferred Stock

Preferential Rights.  The Series 1 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 1 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 1 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 1 Preferred Stock without the consent of the holders of the Series 1 Preferred Stock.

Dividends.  Holders of the Series 1 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.75% and (b) 3.00%. Dividends on the Series 1

Preferred Stock are non-cumulative and are payable quarterly, if declared. As long as shares of Series 1 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 1 Preferred Stock unless full dividends on all outstanding shares of Series 1 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 1 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 1 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 1 Preferred Stock and any capital stock ranking equally with the Series 1 Preferred Stock, all dividends declared upon shares of the Series 1 Preferred Stock and all shares of capital stock ranking equally with the Series 1 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 1 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 1 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 1 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 1 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 1 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 1 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 1 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 1 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 1 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 1 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 1 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 1 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 1 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 1 Preferred Stock), shall be necessary to permit, effect or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 1 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 1 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 1 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 1 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of Bank of America capital stock ranking junior to the Series 1 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 1 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 1 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 2 Preferred Stock

Preferential Rights.  The Series 2 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 2 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 2 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 2 Preferred Stock without the consent of the holders of the Series 2 Preferred Stock.

Dividends.  Holders of the Series 2 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.65% and (b) 3.00%. Dividends on the Series 2 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 2 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 2 Preferred Stock unless full dividends on all outstanding shares of Series 2 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 2 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 2 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 2 Preferred Stock and any capital stock ranking equally with the Series 2 Preferred Stock, all dividends declared upon shares of the Series 2 Preferred Stock and all shares of capital stock ranking equally with the Series 2 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 2 Preferred Stock, and all such other stock of ours shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 2 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 2 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 2 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 2 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 2 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 2 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 2 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 2 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 2 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 2 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 2 Preferred Stock, outstanding at the time

(voting as a class with all other series of preferred stock ranking equally with the Series 2 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 2 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 2 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 2 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 2 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 2 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 2 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 2 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 3 Preferred Stock

Preferential Rights.  The Series 3 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 3 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 3 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 3 Preferred Stock without the consent of the holders of the Series 3 Preferred Stock.

Dividends.  Holders of the Series 3 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 6.375% on the liquidation preference of $30,000 per share. Dividends on the Series 3 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 3 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 3 Preferred Stock unless full dividends on all outstanding shares of Series 3 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 3 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 3 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 3 Preferred Stock and any capital stock ranking equally with the Series 3 Preferred Stock, all dividends declared upon shares of the Series 3 Preferred Stock and all shares of capital stock ranking equally with the Series 3 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 3 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 3 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 3 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 3 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 3 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 3 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 3 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 3 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 3 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 3 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 3 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 3 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 3 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 3 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 3 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 3 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 3 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 3 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 3 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 3 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 3 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 4 Preferred Stock

Preferential Rights.  The Series 4 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, and Series 5 Preferred Stock as

to dividends and distributions on Bank of America’s liquidation, dissolution, or winding up. Shares of the Series 4 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 4 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 4 Preferred Stock without the consent of the holders of the Series 4 Preferred Stock.

Dividends.  Holders of the Series 4 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.75% and (b) 4.00%. Dividends on the Series 4 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 4 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 4 Preferred Stock unless full dividends on all outstanding shares of Series 4 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 4 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 4 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 4 Preferred Stock and any capital stock ranking equally with the Series 4 Preferred Stock, all dividends declared upon shares of the Series 4 Preferred Stock and all shares of capital stock ranking equally with the Series 4 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 4 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 4 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 4 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 4 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 4 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 4 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 4 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 4 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 4 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 4 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 4 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 4 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 4 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 4 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 4 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 4 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 4 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 4 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 4 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 4 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 4 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 5 Preferred Stock

Preferential Rights.  The Series 5 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, and Series 4 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 5 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 5 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 5 Preferred Stock without the consent of the holders of the Series 5 Preferred Stock.

Dividends.  Holders of the Series 5 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by the our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) three-month LIBOR, plus a spread of 0.50% and (b) 4.00%. Dividends on the Series 5 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 5 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 5 Preferred Stock unless full dividends on all outstanding shares of Series 5 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 5 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 5 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 5 Preferred Stock and any capital stock ranking equally with the Series 5 Preferred Stock, all dividends declared upon shares of the Series 5 Preferred Stock and all shares of capital stock ranking equally with the Series 5 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 5 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 5 Preferred Stock and all such other stock bear to each other.

Voting Rights.  Holders of Series 5 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 5 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 5 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 5 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 5 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 5 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 5 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 5 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 5 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 5 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 5 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 5 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 5 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 5 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 5 Preferred Stock, or of the holders thereof.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 5 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 5 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 5 Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series 5 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Additional Classes or Series of Stock

We will have the right to create and issue additional classes or series of stock ranking equally with or junior to our preferred stock as to dividends and distribution of assets upon any liquidation, dissolution, or winding up without the consent of the holders of such preferred stock, or the holders of the related depositary shares.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts evidencing depositary shares, each of which will represent a fractional interest in shares of preferred stock, rather than full shares of these securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a U.S. bank or trust company that we will select (the “depository”).

This section describes some of the general terms and provisions applicable to all depositary shares. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable supplement. A form of deposit agreement, including the form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain copies of any deposit agreements and depositary receipts that we may file with the SEC in connection with depositary shares that we may offer.

Terms of the Depositary Shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing depositary shares representing fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fractional interest of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the applicable supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts, but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the applicable supplement relating to the depositary shares being offered.

However, unless we specify otherwise in the applicable supplement, holders of whole shares of preferred stock will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. Unless we specify otherwise in the applicable supplement, the depository will mail notice of redemption at least 30 and not more than 60 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations as well as the depository’s obligations under the deposit agreement are limited to performance of our respective duties set forth in the deposit agreement without gross negligence, willful misconduct or bad faith, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a U.S. bank or trust company.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. We also have filed our Amended and Restated Certificate of Incorporation and our by-laws as exhibits to the registration statement of which this prospectus is a part. You should read our Amended and Restated Certificate of Incorporation and our by-laws for additional information about our common stock.

General

As of the date of this prospectus, under our Amended and Restated Certificate of Incorporation, we are authorized to issue twelve billion eight hundred million (12,800,000,000) shares of common stock, par value $.01 per share, of which approximately 10.2 billion shares were outstanding on March 31, 2018. Our common stock trades on the New York Stock Exchange under the symbol “BAC.” As of March 31, 2018, approximately 804 million shares were reserved for issuance in connection with our various employee and director benefit plans, the conversion of outstanding securities convertible into shares of our common stock, and for other purposes. After taking into account the reserved shares, there were approximately 1.8 billion authorized shares of our common stock available for issuance as of March 31, 2018.

Shares of our common stock will be uncertificated unless our board of directors by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to us.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors in an uncontested election. However, (1) amendments to our Amended and Restated Certificate of Incorporation generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock, and (2) a merger, dissolution, or the sale of all or substantially all of our assets generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any convertible securities, all of the shares of our common stock into which those securities are converted will be, validly issued, fully paid, and nonassessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares of common stock.

Certain Anti-Takeover Matters

Certain provisions of Delaware law and of our Amended and Restated Certificate of Incorporation and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Certain provisions of our Amended and Restated Certificate of Incorporation and by-laws may make it less likely that our management would be changed or that someone would acquire voting control of our company without our board’s consent. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Preferred Stock.  Our board of directors can, at any time, under our Amended and Restated Certificate of Incorporation and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Advance Notice Requirements.  Our by-laws establish advance notice procedures with regard to stockholder proposals relating to nominations for the election of directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given to our corporate secretary prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the by-laws and must otherwise comply with the by-laws.

Vacancies.  Under our by-laws, a majority vote of our board of directors may increase or decrease the number of directors. Any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote at an election of directors. Any vacancy on our board of directors or newly created directorship will be filled by a majority vote of the remaining directors then in office, and those newly elected directors will serve for a term expiring at the next annual meeting of stockholders, and until such directors’ successor has been elected and qualified.

Amendment of By-laws.  Our by-laws may be adopted, amended or repealed by a majority of our board of directors, subject to certain limitations in our by-laws. Our stockholders also have the power to adopt, amend or repeal our by-laws.

REGISTRATION AND SETTLEMENT

Unless we specify otherwise in the applicable supplement, we will issue the securities in registered, and not bearer, form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security, warrant, purchase contract, unit, share of preferred stock, and depositary share issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have securities registered in their own names, on the books that we or the trustee, warrant agent, or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners or beneficial owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry only, form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement, we will issue each security in global, or book-entry, form. This means that we will not issue certificated securities in definitive form to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the securities. This means that we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Definitive Securities

In the future, we may cancel a global security or we may issue securities initially in non-global, or definitive, form. We do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the securities except in the limited circumstances described in the relevant securities or in the indenture, agreement or other instrument governing the relevant securities.

Street Name Owners

If we issue certificated securities in definitive form registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depository for depositary shares, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry only form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry only form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that security. A security usually will have only one depository, but it may have more.

Each series of securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”;

•	CDS Clearing and Depository Services Inc., Toronto, Ontario, Canada, which is known as “CDS”; and

•	any other clearing system or financial institution that we identify in the applicable supplement.

The depositories named above also may be participants in one another’s clearing systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your securities in the applicable supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

Unless we specify otherwise in the applicable supplement, DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue. We may also issue one or more global securities that represent multiple series of debt securities.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make dividend payments or any payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver definitive securities.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, we will print and deliver definitive securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. We have no control over those clearing systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or

Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CDS Clearing and Depository Services Inc.

Debt securities that are denominated in Canadian dollars or are CDOR notes (“Canadian notes”) may be issued as one or more registered notes in global form (i.e., global notes), initially registered in the name of CDS & CO., as nominee for CDS, and deposited with CDS. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in CDS. Investors may elect to hold interests in the global notes through any of CDS, Euroclear or Clearstream, Luxembourg if they are participants of those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream, Luxembourg will hold interests on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective Canadian subcustodians (“Canadian Subcustodians”), which in turn will hold those interests in customers’ securities accounts in the names of the Canadian Subcustodians on the books of CDS.

The global notes representing Canadian notes will be registered in the name of CDS & CO., as nominee of CDS, for the benefit of owners of beneficial interests in the global notes, including participants of Euroclear and Clearstream, Luxembourg. Principal and interest payments on the global notes registered in the name of CDS & CO., or any other nominee appointed by CDS, will be made on our behalf to CDS & CO., or any other nominee appointed by CDS, and CDS will distribute the payments received to the applicable clearing system.

For as long as the notes are maintained in book-entry only form at CDS, we and any paying agent will treat CDS & CO., or any other nominee appointed by CDS, as the sole holder of such notes for all purposes. Canadian notes which are represented by the global notes will be transferable only in accordance with the rules and procedures of CDS.

The registered holder of the applicable global notes will be the only person entitled to receive payments in respect of the Canadian notes represented by those global notes, and we will be discharged by payment to, or to the order of, the registered holder of those global notes for each amount so paid. Each of the persons shown in the records of CDS as the beneficial holder of a particular nominal amount of notes represented by the global notes must look solely to CDS for its share of each payment that we make to, or to the order of, the registered holder of the global notes. No person other than the registered holder of the global notes will have any claim against us in respect of any payments due on the global notes.

CDS is Canada’s national securities clearing and depositary services organization. CDS participants include banks (including the Canadian Subcustodians), investment dealers, and trust companies and may include certain of the underwriters for a particular offering of Canadian notes. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. Indirect access to CDS is available to other organizations that clear through, or maintain a custodial relationship with, a CDS participant. Transfers of ownership and other interests, including cash distributions, in notes clearing and settling through CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Calgary, and Vancouver. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities

Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.

The information in this prospectus concerning CDS and CDS’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. CDS may change or discontinue its procedures at any time.

Secondary market trading in Canadian notes between CDS participants will be in accordance with market conventions applicable to transactions in book-based Canadian domestic bonds. Secondary market trading in Canadian notes between Euroclear participants and Clearstream, Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg, and will be settled using the procedures applicable to conventional Eurobonds.

Links have been established among CDS, Euroclear, and Clearstream, Luxembourg to facilitate the initial issuance of Canadian notes and cross-market transfers of such notes associated with secondary market trading. CDS will be linked to Euroclear and Clearstream, Luxembourg through the CDS accounts of the respective Canadian Subcustodians of Euroclear and Clearstream, Luxembourg.

Cross-market transfers of Canadian notes between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in CDS in accordance with CDS rules; however, these cross-market transactions will require delivery of instructions to the relevant clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian Subcustodian to take action to effect final settlement on its behalf by delivering or receiving the relevant Canadian notes in CDS, and making or receiving payment in accordance with the normal procedures for settlement in CDS. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to CDS or to the Canadian Subcustodians.

Because of time-zone differences, credits of Canadian notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a CDS participant will be made during subsequent securities settlement processing and dated the business day following the CDS settlement date. Those credits or any transactions in Canadian notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg participants on the applicable business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of Canadian notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a CDS participant will be received with value on the CDS settlement date, but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in CDS.

Notices given to CDS, as registered holder of Canadian notes, will be passed on to the beneficial owners of such notes in accordance with the standard rules and procedures of CDS and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if

DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the limited circumstances described in the relevant securities or in the indenture, agreement or other instrument governing the relevant securities;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Holders”;

•

under existing industry practices, if we or the applicable trustee request any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture, DTC, Euroclear, Clearstream, Luxembourg or CDS, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in definitive form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit or other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit or other agents do not supervise the depository in any way;

•

the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This section constitutes the opinion of Davis Polk & Wardwell LLP and Sidley Austin LLP, United States tax counsel to Bank of America Corporation.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, or other entities classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of tax accounting for their securities, persons holding the debt securities, preferred stock, depositary shares, or common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not address special rules applicable to a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the debt securities, preferred stock, depositary shares and common stock to its financial statements under Section 451(b) of the Code. This summary also does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities, preferred stock, depositary shares, or common stock that we may issue.

This discussion applies only to holders who, except as otherwise specifically noted:

•	will purchase the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus upon original issuance; and

•	will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities, preferred stock, depositary shares, or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities, preferred stock, depositary shares, or common stock.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable supplement. Accordingly, you should also consult the applicable supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities, preferred stock, depositary shares or common stock offered thereunder.

Taxation of Debt Securities

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “—Convertible, Renewable, Extendible, Indexed, and Other Debt Securities,” which will be described in the applicable supplement. This subsection is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance for cash at the issue price, as defined below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Stated Interest.  Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Original Issue Discount,” stated interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount.  Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the debt security will be issued with original issue discount.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Payment of Stated Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Debt Securities Subject to Early Redemption.  A debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, a U.S. Holder will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating OID, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If such a deemed reissuance occurs when the remaining term of the debt security is one year or less, it is possible that the debt security would thereafter be treated as a short-term debt instrument. See “—Short-Term Debt Securities” below.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Non-U.S. Dollar Denominated Debt Securities” below.

Variable Rate Debt Securities.  In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points).

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less (as described above), all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security provides for stated interest at (x) multiple floating rates or (y) one or more floating rates in addition to a single fixed rate (other than a single fixed rate for an initial period of one year or less (as described above)), the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each qualified floating rate or qualified inverse floating rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Acquisition Premium.  If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium.  If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount.  If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount.  A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to

OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.”  We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid a separate amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is generally treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holders’ adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities.  Some of our debt securities may be issued with maturities of one year or less from the date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they are required to include any stated interest in income as the interest is received, except to the extent already included under such election. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale, exchange or retirement. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss. In addition, a cash basis U.S. Holder that does not elect to include accrued discount in income currently will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash- basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, it may elect to include accrued “acquisition discount” with respect to a short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities.  Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Debt Securities Subject to Contingencies.  Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, subject to the discussion above under “—Debt Securities Subject to Early Redemption,” certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to the debt security. A U.S. Holder that does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID on a debt security must timely disclose and justify the use of other estimates to the IRS. No payments on a contingent payment debt instrument are treated as qualified stated interest.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a debt security (regardless of its tax accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. In addition to the accrued OID, a U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the debt security in prior taxable years. A net negative adjustment is not treated as a deductible miscellaneous itemized deduction under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the debt security and the character of any gain or loss on the sale of the debt security will also be affected. U.S. Holders should consult their tax advisors concerning the application of these special rules, including as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable supplement. The comparable yield is likely to change between the date of any preliminary supplement and the date of the related final supplement. Therefore, the projected payment schedule included in any preliminary supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary supplement will be revised, and the revised table will be set forth in the final supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar Denominated Debt Securities.  Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as Non-U.S. Dollar Denominated Debt Securities. In the case of payments of stated interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. The U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and the election may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of tax accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt

Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable supplement.

Additional Medicare Tax on Unearned Income.  Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisors regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest.  Under current U.S. federal income tax law and subject to the discussions below concerning backup withholding and FATCA, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to the applicable withholding agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Debt Securities.  A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States.  If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of Common Stock, Preferred Stock, and Depositary Shares

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the common stock, preferred stock and depositary shares offered in this prospectus.

Taxation of Holders of Depositary Shares

For U.S. federal income tax purposes, holders of depositary shares generally will be treated as if they were the holders of the preferred stock represented by such depositary shares. Accordingly, such holders will be entitled to take into account, for U.S. federal income tax purposes, income, and deductions to which they would be entitled if they were holders of such preferred stock, as described more fully below. Exchanges of preferred stock for depositary shares and depositary shares for preferred stock generally will not be subject to U.S. federal income taxation.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares.  Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by a non-corporate U.S. Holder that constitute “qualified dividend income” are generally subject to tax at a maximum rate of 20% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next subsection, generally will be eligible for the 50% dividends-received deduction.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be treated as gain from the disposition of our common stock, preferred stock or depositary shares. In addition, a corporate U.S. Holder will not be entitled to the dividends- received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction.  A corporate U.S. Holder may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock, preferred stock, or depositary shares should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock, preferred stock, and depositary shares;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 91 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends.  A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our common stock, preferred stock, or depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:

•

in the case of common stock, equals or exceeds 10% of the corporate U.S. Holder’s adjusted tax basis in the common stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•

in the case of preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as gain from the disposition of such stock and would be recognized in the taxable year in which the extraordinary dividend is received.

Corporate U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of common stock, preferred stock, or depositary shares in their particular circumstances.

Sale, Exchange, or other Taxable Disposition.  Upon the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares (other than by redemption or repurchase by us), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Redemption or Repurchase of Common Stock, Preferred Stock, or Depositary Shares.  If we are permitted to and redeem or repurchase a U.S. Holder’s common stock, preferred stock, or depositary shares, the redemption or repurchase generally would be a taxable event for U.S. federal income tax purposes. A U.S. Holder would be treated as if it had sold its shares if the redemption or repurchase:

•	results in a complete termination of the U.S. Holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. Holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. Holder, in each case as determined under the Code and applicable treasury regulations.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem or repurchase a U.S. Holder’s shares in a redemption or repurchase that meets one of the tests described above, the U.S. Holder generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than our stock or the stock of a successor to us) received less the U.S. Holder’s tax basis in the shares redeemed or repurchased. This gain or loss generally would be long-term capital gain or capital loss if the shares have been held for more than one year.

If a redemption or repurchase does not meet any of the tests described above, a U.S. Holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce the U.S. Holder’s tax basis in the shares and thereafter would be treated as capital gain. If a redemption or repurchase is treated as a distribution that is taxable as a dividend, the U.S. Holder’s tax basis in the redeemed or repurchased shares would be transferred to the remaining shares of our stock that the U.S. Holder owns, if any.

Special rules apply if we redeem our common stock, preferred stock, or depositary shares for our debt securities. We will discuss any special U.S. federal income tax considerations in the applicable supplement if we have the option to redeem our common stock, preferred stock, or depositary shares for our debt securities.

Additional Medicare Tax on Unearned Income.  Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the preferred stock, common stock, or depositary shares.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares.  Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Subject to the discussions below concerning backup withholding and FATCA, payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.

To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or the applicable withholding agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), obtain and provide a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or other Taxable Disposition.  Subject to the discussions below concerning backup withholding and FATCA, A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the shares, (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (d) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of our common stock, preferred stock, or depositary shares, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, or other disposition of such shares.

We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Income Effectively Connected with a Trade or Business within the United States.  If a Non-U.S. Holder of our common stock, preferred stock, or depositary shares is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale, exchange, or other disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, preferred stock, or depositary shares. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock, preferred stock, or depositary shares. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock, preferred stock, or depositary shares. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received on a sale or exchange if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Convertible Preferred Stock and Other Equity Securities

Special U.S. federal income tax rules are applicable to certain other of our equity securities, including preferred stock convertible into or exercisable or exchangeable for our common stock or other securities. The material U.S. federal income tax considerations with respect to these securities will be discussed in the applicable supplement. Investors should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these securities.

Taxation of Warrants

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of warrants offered in this prospectus, including any tax considerations relating to the specific terms of the warrants. Investors considering the purchase of warrants we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants we are offering in light of their investment or tax circumstances.

Taxation of Purchase Contracts

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of purchase contracts offered in this prospectus, including any tax considerations relating to the specific terms of the purchase contracts. Investors considering the purchase of purchase contracts we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the purchase contracts.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of the purchase contracts in light of their investment or tax circumstances.

Taxation of Units

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of units that we are offering, including any tax considerations relating to the specific terms of the units. Investors considering the purchase of units that we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax consequences, if any, of the acquisition, ownership and disposition of the units.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of units comprised of one or more of the securities we are offering in light of their investment or tax circumstances.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act

Legislation commonly known as “FATCA” (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments made after June 30, 2014 and to payments of gross proceeds from a sale or redemption made after December 31, 2018. If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock, depositary shares, or common stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The underwriters, dealers, or agents may include Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), or any of our other broker-dealer affiliates.

Each supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

In the applicable supplement, we will specify the settlement period for the offered securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we specify a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on any date prior to two business days before delivery of such securities, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our broker-dealer affiliates, including MLPF&S, may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

MLPF&S is our wholly-owned subsidiary, and unless otherwise set forth in the applicable supplement, we will receive the net proceeds of any offering in which MLPF&S participates as an underwriter, dealer or agent. The offer and sale of any securities by MLPF&S, or any of our other broker-dealer affiliates that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Bank of America. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. A fiduciary should also consider whether an investment in the offered securities may constitute a “prohibited transaction,” as described below.

Certain provisions of ERISA and the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and retirement plans covering self-employed persons), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity (referred to as “prohibited transactions”). Certain governmental, church, non-U.S. and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (“similar law”).

Each of Bank of America Corporation and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many plans on account of being a service provider. As a result, a prohibited transaction may arise if the securities are acquired by or on behalf of a plan unless those securities are acquired and held pursuant to an available exemption.

In addition, certain regulatory requirements applicable under ERISA could cause investments in certain offered securities by a plan (whether directly or indirectly) to be deemed to include not only the purchased securities but also an undivided interest in certain of the underlying assets of the relevant issuer. In the absence of an applicable exception to this general rule, the relevant issuer could be considered to hold a portion of the assets of the investing plan such that persons providing services in connection with such assets might be considered “parties in interest” or “disqualified persons” with respect to the investing plan. Moreover, any person exercising control or authority over such assets would be a fiduciary of such plan and therefore subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions referenced above. Additionally, transactions involving those assets undertaken by such service providers or fiduciaries could be deemed prohibited transactions under ERISA or the Code. Whether the underlying assets of an issuer of any offered securities would be considered to be the assets of any employee benefit plan investor will depend on the specific terms of such security, and a plan investor should look to the prospectus supplement for that particular security in order to make that determination.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from or occurring in connection with the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction and provided further that the plan receives no less, nor pays no more, than adequate consideration in connection with the transaction (the so-called “Service Provider Exemption”). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these securities.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or a similar exemption or exception acceptable to us) applies to such purchase, holding, and disposition: the Service Provider Exemption, PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, or PTCE 84-14. Therefore, unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)

if it is a plan subject to Title I of ERISA or Section 4975 of the Code, its purchase, holding, and disposition of such securities will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code; or

(c)

it is a governmental plan (as defined in section 3(32) of ERISA), church plan (as defined in section 3(33) of ERISA), non-U.S. plan or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code, its purchase, holding, and disposition of such securities will not violate any similar law and are not otherwise prohibited.

Moreover, any purchaser that is a plan or is acquiring the offered securities on behalf of a plan, including any fiduciary purchasing on behalf of a plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the offered securities that (a) neither we, the underwriter nor any of our or their respective affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any similar laws) with respect to the acquisition, holding or disposition of the offered securities, or as a result of any exercise by the Seller of any rights in connection with the offered securities, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the offered securities and the transactions contemplated with respect to the securities, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the offered securities is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such offered securities and not a fiduciary to such purchaser.

In addition, any purchaser that is a plan or is acquiring the offered securities on behalf of a plan will be deemed to have represented, by its purchase and holding of the offered securities, that: (a) the decision to acquire and hold the offered securities has been made by a duly authorized fiduciary (the “Plan Fiduciary”) who is independent of the Seller; (b) the Plan Fiduciary is (i) a bank as defined in section 202 of the Investment Advisers Act of 1940 or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency, (ii) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan, (iii) an investment adviser registered under the Investment Advisers Act of 1940 or, if not registered under the Investment Advisers Act by reason of paragraph (1) of section 203A of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, (iv) a broker-dealer registered under the Securities Exchange Act of 1934, or (v) any independent fiduciary that holds, or has under management or control, total assets of at least $50 million; (c) in the case of a plan that is an individual retirement account (“IRA”), the Plan Fiduciary is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary; (d) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the offered securities; (e) the Plan Fiduciary has been informed that the Seller is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the plan’s acquisition of the offered securities and has been informed of the existence and nature of the Seller’s financial interests in the plan’s acquisition of the offered securities; (f) the Plan Fiduciary is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold the offered securities and is responsible for exercising independent judgment in evaluating whether to invest the assets of the plan in the offered securities; and (g) the Seller has not received a fee or other compensation directly from the plan or Plan Fiduciary for the provision of investment advice (as opposed to other services) in connection with the plan’s acquisition of the offered securities (it being understood that the purchaser will not be deemed to make the representation in this paragraph to the extent that the regulations under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 are revoked, repealed or no longer effective).

This discussion is a general summary of some of the rules which apply to ERISA plans and non-ERISA arrangements and their related investment vehicles as of the date of this prospectus. The rules governing investments by ERISA plans and non-ERISA arrangements change frequently, and we have no duty to, nor will we, inform you about any changes to such rules if and when they occur. This summary does not describe all of the rules or other considerations that may be relevant to the investment in the offered securities by such plans or arrangements. The description above is not, and should not be construed as, legal advice or a legal opinion.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above. The sale of the securities of Bank of America to a plan is in no respect a representation by Bank of America or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2017;

•	our quarterly report on Form 10-Q for the period ended March 31, 2018;

•

our current reports on Form 8-K filed January  17, 2018, February 9, 2018, March  15, 2018, April 16, 2018, April  25, 2018, April 30, 2018, May  16, 2018, June 4, 2018 and June 28, 2018 (in each case, other than documents or information that is furnished but deemed not to have been filed); and

•

the description of our common stock which is contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, as updated by our current report on Form 8-K filed April 20, 2009 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offering of securities covered by this prospectus, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above, at no cost, by contacting us at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable supplements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our subsequent filings that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina, and for the underwriters or agents by Davis Polk & Wardwell LLP, New York, New York or such other counsel as may be indicated in the applicable supplement. Certain U.S. federal income tax matters will be passed upon for Bank of America by Davis Polk & Wardwell, LLP, New York, New York, special tax counsel to Bank of America and Sidley Austin LLP, New York, New York, special tax counsel to Bank of America. McGuireWoods LLP regularly performs legal services for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus, as applicable.

Our affiliates, including BofA Securities, Inc., will deliver this pricing supplement and the accompanying prospectus supplement and prospectus for offers and sales in the secondary market.

Medium-Term Notes,

Series N

$            % Fixed/Floating Rate

Senior Notes, due March 20

PRICING SUPPLEMENT

Sole Book-Runner

BofA Securities

March    , 2020